Exhibit 10.11.2

CONFIDENTIAL TREATMENT REQUESTED

CONTRACT ORDER

TO

MASTER SERVICES AGREEMENT

BETWEEN

EMBARQ MANAGEMENT COMPANY

AND

SYNACOR

This CONTRACT ORDER No. COXX063016TPS to Master Services Agreement No. MSAX063015TPS (the “Agreement”) is between Embarq Management Company (“Embarq”) and Synacor, Inc., a Delaware corporation (“Synacor”). Unless otherwise provided, all terms of this Contract Order are in accordance with the terms of the Agreement.

The parties agree as follows:

1.	DEFINITIONS

For the purposes of this Contract Order the following definitions apply. Where a definition contained in this Contract Order conflicts with a definition contained in the Agreement, the definition contained in this Contract Order shall govern and control and shall apply solely to this Contract Order. Any term defined in the Agreement and used in this Contract Order will have the same definition as assigned to it in the Agreement.

1.1.	“C.O. Term”. The term of this Contract Order shall be the Term, as defined in the Agreement.

1.2.	“Back-end Interfaces.” All Synacor provided Application Program Interfaces (API).

1.3.	“Embarq Data Services.” Embarq offered services consisting of consumer or business data products, and any products and/or services derived therefrom or based thereon, including wireline or wireless services and any data services Embarq offers in the future.

1.4.	“Embarq Logo”. The Embarq logos and brands used to market the Embarq Portal(s).

1.5.	“Embarq Portal(s)”. Embarq branded portal services delivered to Embarq customers including but not limited to: email, security, personal start page, and other associated products and services. This includes both business and consumer portals and other portals as requested by Embarq.

1.6.	“Portelus”. The suite of administration tools provided by Synacor for Embarq to manage the Embarq Portal(s).

1.7.	“Premium Content Bundles”. A grouping of subscription and fee-based content and/or application services requiring a username and password to access from the

CONFIDENTIAL TREATMENT REQUESTED

Embarq Portal(s) which may be sold “a la carte” or embedded into an Embarq Data Subscription Account.

1.8.	“Synacor Services”. The set of software products, services, and applications and related content, exclusive of network level connectivity, which are included together or bundled and offered by Synacor to its customers from time-to-time during the C.O. Term. The Synacor Services will be provided to Embarq customers together with Embarq Network Services, defined later, to permit those customers to access and experience the public Internet.

1.9.	“Synacor Tools”. Synacor provided content publishing and administrative applications, Interfaces and Application Program Interfaces (API).

1.10.	“Users”. All Embarq Data Subscribers and all others who are authorized by Embarq to have an Embarq email account.

1.11.	“Value Added Services.” Services which are sold or delivered primarily over the Internet, via any channel. For the purposes of this Agreement, “Value Added Services” include, but are not limited to, content, video on demand, online storage, and enhanced security.

1.12.	“Embarq Data Subscriber”. Any residential or business customer with a monthly subscription to Embarq digital subscriber line (DSL) services.

1.13.	“Commercial Launch Date.” Means the first date on which the Services are generally made available to Users.

1.14.	“Embarq Wireless Customers.” Means any residential or business customer with a subscription to Embarq wireless services.

1.15.	“Territory.” Means the geographic area in the continental United States where an Embarq Affiliate provides wireline local exchange telephone service.

2.	SYNACOR OBLIGATIONS

2.1.	Systems Development and Implementation.

2.1.1.	Portal deliverables consist of the following product elements:

2.1.1.1.	Embarq Portal(s) with elements of Synacor’s standard portal template branded with Embarq presentation layer (look and feel, color, logos, trademarks, etc.).

2.1.1.2.	Initial content to be integrated into the Embarq Portal(s) as provided in Exhibit 1, attached.

2.1.1.3.	Synacor agrees, during the Term, to integrate Embarq’s online services into the Embarq Portal(s) [*]. Examples of applicable Embarq Services are the following:

2.1.1.3.1.	Account Management or Bill Pay

2.1.1.3.2.	Embarq eCommerce site (www.Embarq.com)

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2.1.1.3.3.	Embarq Business Resource Center site (www.Embarq.com/brc)

2.1.1.3.4.	Portal Products

-	Embarq Personal Media Link (remote media streaming product)

-	Embarq Video Clicks (Video-on-demand product)

-	Embarq Media Safe (remote storage product)

-	Embarq VOIP web interface

-	Embarq voice mail web interface

-	Motive Self-Registration (link to self-registration)

-	Biz Pak

2.1.1.4.	Content publishing and Administration Components;

2.1.1.5.	Personalization functionality of Embarq Portal(s) for establishment of User preferences by Embarq Customers;

2.1.1.6.	Application Programming Interfaces (“APIs”) for unified registration, login and update associated with mutually agreed portal components. Embarq will work in good faith to conform to Synacor’s current API structure (including registration, new account activations, updates, product changes, and service cancellations). Synacor will work in good faith to perform, [*] any reasonable and limited enhancements or modifications to the standard Synacor API structure as necessary in order to assist Embarq to fit its operations support system;

2.1.1.7.	[*]

2.1.1.8.	Multiple unique portal accounts will be supported per each Embarq Data Subscriber, provided that the number of permitted unique portal accounts per Embarq Data Subscriber shall not exceed the number of email accounts offered per Embarq Data Subscriber; and

2.1.1.9.	Embarq Portal(s) content shall be available to visitors without requiring the visitor to register or log-in prior to accessing this content, with the exception of Premium Products, Internet Security Services, E-mail and any content that is required by the content provider to be placed behind login.

2.1.2.

Portal Deliverables. The Embarq Portal(s) deliverable shall be Synacor’s standard portal product with the elements specified in subsection (a) above, together, with User Authentication (the “Portal Deliverable”), customized with Embarq’s color scheme, logo, design elements and “look and feel” elements as determined by the joint Embarq/Synacor development team (the “Appearance Requirements”), which shall be delivered according to a mutually-agreed upon

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timeframe based on the level of functionality desired by Embarq. The Embarq Portal(s) will provide the functionality described in the Synacor Specifications. If Embarq desires additional appearance or functionality for the Embarq Portal(s) from Synacor, the parties will, upon Embarq’s request, negotiate in good faith with respect to additional deliverables and the cost to Embarq for such additional deliverables.

2.2.	Portal Administration.

2.2.1	Portelus will allow Embarq to manage via a web interface:

2.2.1.1.	User access and subscriptions; and

2.2.1.2.	Content areas on the portal pages.

2.2.2.	Portal templates display the premium services and Embarq-specified content in unique information ‘panels’. Each panel accepts a content feed, such as weather, daily financial market information, interactive surveys, and other basic content types. These panels can be configured to provide default information on the portal home page, and configured to individual User preferences or subscription settings.

2.2.3.	Custom provisioning tools allow administrators to create new User accounts, and add premium content subscriptions to individual accounts. Customer Service Representatives (“CSR”) can be assigned simple administrative privileges to see if an account is active and to create a new account, update existing accounts, and delete accounts or premium services.

2.2.4.	Hierarchical permissions make sure that only the Embarq account owner has “parent” administration control over the entire Portelus implementation. Embarq privileges include:

2.2.4.1.	Login to administration

2.2.4.2.	View statistics

2.2.4.3.	Add Users

2.2.4.4.	View/Administer Users

2.2.4.5.	View User passwords

2.2.4.6.	Manage HTML content areas

2.3.	Unified Registration and Login

2.3.1.	Portelus unified registration and unified login enables Embarq to seamlessly integrate its User profile management Web applications.

2.3.2.	Unified Registration. Portelus unified registration allows Embarq to use their existing tools for provisioning User accounts, while at the same time establishing an account in the Portelus database. Such software calls Portelus APIs when customer service representatives sign up new subscriber accounts for Internet services.

2.3.3.	Execution. The unified registration process begins when a User is created using Embarq’s User provisioning tool. That process contacts Synacor’s API, which responds with a success or failure message. On success, the User will exist in the Portelus database. In the event of a failure, the CSR should resolve the issue in Embarq’s provisioning tool; if not, Synacor support should be contacted for manual field entry or data resolution.

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2.3.4.	The Portelus Registration API uses [*]. This provides programmatic and security flexibility to the function.

2.4.	Unified Login. Unified login allows authenticated Users to gain access to the Embarq Portal(s) and e-mail accounts and other integrated applications with one login. Synacor will work with Embarq to implement single sign-on with most Web products. An initial list of integrated applications is set forth on Exhibit 2, which may be amended from time to time.

2.5.	Portal Implementation for Embarq. Implementation of the Embarq Portal(s) consists of:

2.5.1.	Synacor creates the portal site template

2.5.2.	Synacor hosts system back-office infrastructure, premium service, User preference-session management information in its data center

2.6.	Product Roadmaps. Synacor shall share its product roadmap with respect to the Synacor Services that Synacor may provide as part of the Embarq Portal(s) over the Embarq Network with Embarq on a bi-annual basis to obtain feedback and comments. Synacor agrees to provide a reasonable notice (a minimum of 60 days) of product and/or service change and/or launches that will impact the Embarq Portal(s). Similarly, Embarq agrees to share its product roadmap on a bi-annual basis, and provide reasonable notice (a minimum of 60 days) of product and/or service change and/or launches that will impact the Embarq Portal(s). Any development necessary for the continuation of services belong to Synacor.

2.7.	Business Portal. Synacor shall create a Business Portal to be offered by Embarq to all its Business Embarq Data Subscribers. Users of the Business Portal will have the same content available to them as will be available to Consumer Portal Users. Synacor will create a default Business Portal configuration, i.e., the content elements and configuration the User is presented prior to personalizing the portal, that contains [*] News, Local News, Financial content, Search, Weather, Maps and Directories as well as access to email and cross marketing messages, all determined, created and controlled by Embarq. Synacor and Embarq agree to work cooperatively and collaborate to acquire content that will provide value to and will be of interest to Businesses. All other available content will require the User to employ the standard personalization. Embarq reserves the right to leverage another portal provider, should it deem necessary to accommodate the needs of the business customers.

2.8.	Premium Products. Synacor shall collaborate with Embarq to design premium content bundles that address consumer and business interests and meet Embarq’s marketing and budgetary objectives (“Premium Products”). Synacor agrees that Premium Products can be marketed as a la carte consumer offerings and/or as product bundles that can be configured and selectively embedded in various tiered offerings. Examples of Premium Bundles available to Embarq for distribution to Users are attached hereto as Exhibit 3. Synacor’s offering of Premium Products will be subject to the terms and conditions set forth in Exhibit 4.

2.9.

Third Party Content Providers. Embarq reserves the right to work directly with any third party application or content provider for the purposes of procuring and delivering programming, products, and services that meet Embarq customer needs for use with both wireline and wireless services. Synacor agrees to work directly with any such

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Embarq approved third party content provider and to integrate all content that is not a Premium Product [*]. Synacor will not charge Embarq to integrate Embarq sourced content for which integration is based on content feeds delivered into the Embarq Portal(s) via Synacor’s Content Management System (“CMS”). Other Embarq sourced content including, but not limited to, services requiring custom programming by Synacor and/or services utilizing unified registration and login will be [*] as applicable and specified in Section 5.10 below.

2.10.	Wireless Capabilities and Services. During the Term, Synacor agrees to use commercially reasonable efforts to develop and offer to Embarq, no later than June 30, 2007, functionality that will allow Embarq Customers who also have wireless service to access mutually agreed to portions of the Embarq Portal(s) from their wireless handsets. Such capabilities shall include:

2.10.1.	[*]

2.10.2.	[*]

2.10.3.	[*]

2.10.4.	[*]

2.11.	Internet Security Services.

2.11.1.	Synacor will integrate F-Secure’s web-scanning engine into the Embarq Portal(s) upon Embarq’s request. The provision of this service will be subject to F-Secure’s Service Level Definition, Special Terms for Online Scanner, and End User License Agreement attached hereto as Exhibits 5, 6, and 7 respectively.

2.11.2.

Security Suite Services Components. Each License and PC Key will provide access to the latest release of Synacor’s Consumer Internet Security Suite (provided by F-Secure). This suite currently consists of the following components: Virus & Spyware protection, Firewall, Spam and Phishing

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protection, automated software and virus signature upgrades, standard side grade (detects and/or removes competing security products at install of F-Secure’s security products) support for removing competitive programs on install, and Parental Control (for Consumer customers) and Access Control (for Business customers). The components of the security suite may change from time to time, but regardless of those changes, F-Secure will make its most current and advanced consumer security offering available to Embarq throughout the Term of this Agreement. Multiple PC installations will be supported with each License. The total number of PC installations per License may not exceed [*] installations per Embarq Data Subscriber account.

2.11.3.	Commercial Free Music Radio. If Embarq so chooses, Synacor will incorporate a 40 genre commercial free music radio service into the Embarq Portal(s). The monthly fee Synacor will charge Embarq for this service will be [*]. This pricing model is predicated on Embarq marketing a private MusicNet Subscription Music service or services.

2.12.

2.12.1.	Promotional Support. Synacor will provide Embarq with on going promotional support to assure maximum adoption of Email, the Embarq Portal(s) and premium services by Embarq Customers. Such support will take the form of materials and guidance in the construction of promotions supporting these products.

2.12.2.	Launch Support. Synacor will provide materials and guidance in support of:

2.12.2.1.	[*]

2.12.2.2.	[*]

2.12.2.3.	[*]

2.12.2.4.	Synacor will assist in development of IVR and “on hold” scripts which would include a mention of the Embarq Portal(s), email and premium services for Embarq call centers

2.12.2.5.	Embarq may employ Synacor materials and guidance to support its launch of the Embarq Portal(s).

2.12.2.6.	Synacor will provide start page programming and functionality to support promotional activities such as customer daily/weekly prize entries.

2.12.3.	On-going:

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2.12.3.1.	Promotional Campaigns—Synacor, at its option, will from time to time design and implement periodic marketing promotions supporting the Embarq Portal(s) and/or Premium Content Bundles each calendar year. [*]

2.12.3.2.	[*]

2.12.3.3.	[*]

2.12.3.4.	Synacor will assist Embarq in the development of IVR and “on hold” scripts to support the Embarq Portal(s), email and Premium Content Bundles for Embarq call centers.

2.13.	Embarq Email Service—Features and Functionality. Synacor will build, deploy, maintain, and support an Embarq branded email service. The services will incorporate the following features and functionality:

2.13.1.	Easy-to-use, intuitive Web mail User interface consistent with and comparable to existing competitive interfaces.

2.13.2.	Support for full RFC-compliant POP protocol

2.13.3.	Wireless device support (including access to email and contacts, calendar, and related content via mobile device with standard mobile web browser over WAP or HTTP protocol). Synacor will make wireless Email service features available to Embarq Data Subscribers by no later then June 30, 2007. Access to the Embarq Portal(s) through wireless devices and all other Embarq Email Service Features and Functionality listed herein will be available to Embarq Data subscribers on the Commercial Launch Date.

2.13.4.	Commitment to maintain, throughout Term, competitive User features such as HTML messages, large attachments (10 megabytes), contacts/address book, contacts and calendar sharing both publicly and restricted, inline spell checking and other features driven by AJAX or similar technologies providing dynamic right-click menus, roll-over informational pop-outs, and competitive AJAX-related technologies.

2.13.5.	Large mailboxes (1 gigabyte standard storage, with a practical upper storage limit mutually agreed upon by the Parties)

2.13.6.	Robust filtering rules capable of features such as forwarding, filtering based on headers, subject to, from, body, attachments, and other variables. Auto-sorting into designated folders or tags. Ability to auto-delete messages based on filter criteria.

2.13.7.	Anti-virus, anti-spam, anti-phish, and anti-scam filtering consistent with and comparable to industry standards; ability for User to set and manage filtering levels within interface; ability to auto-file or tag identified messages to junk or similar folder; ability to auto-delete such detected messages.

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2.13.8.	Search Technologies. Ability to search within messages, contacts, and calendars based upon headers, subject, to, from, body, and other variables.

2.13.9.	Organization. Ability to view threaded conversations. Ability to organize by folder and by tags. Ability to drag and drop items among elements. Ability to resize panes. Ability to preview messages in preview pane via AJAX or similar technologies. Ability to dynamically detect and act upon dates, email addresses, and URL’s within messages. Ability to store Drafts and track Sent messages.

2.13.10.	Security. Ability to access content via secure channel such as SSL (Secure Socket Layer). Ability to block HTML-based images by default but permitting User to choose to load such content.

2.13.11.	Topology. Ability for Embarq and User to create and manage parent and child account hierarchies with associated control mechanisms through API and web-based administrative interface. Ability of parent to manage and control child accounts such as adding, deleting, and modifying.

2.13.12.	Administrative API and web-based interfaces which will permit Embarq to provide Tier 1 and 2 support to consumers.

2.13.13.	Synacor shall provide Tier 3 support.

2.14.	Exclusivity. During the C.O. Term, Synacor and Supplier Affiliates may not offer, market or sell directly to consumers and businesses within the Territory any of the following wireless or wireline services, regardless of the technology used to deliver the service: (1) voice services, including any applications that provide voice service over a high speed internet access connection; (2) high speed internet access services; and (3) video television services (“Prohibited Services”). However, for the sake of clarity, the following services are not Prohibited Services: (1) video, audio or text instant messaging; (2) video, audio or text chat services; (3) video, audio, text or photo sharing services; (4) video, audio or text social networking services; (5) video, audio or text blogging services; and/or (6) Internet video services. Synacor’s violation of this provision will be deemed a material breach of this Agreement, and Embarq may terminate this Agreement immediately upon learning of the violation with no additional liability to Embarq. Notwithstanding the foregoing, nothing herein prevents Synacor from providing services to customers to enable such customers to sell any non-Synacor-branded product whatsoever to any of their consumers or customers, even if such products sold using the Synacor services are Prohibited Services.

2.15.	Technical Support. Synacor will operate the Services at the levels and performance and to provide Embarq with technical support services in accordance with the Service Level Agreement (“SLA”) in Exhibit 8 attached hereto.

3.	EMBARQ OBLIGATIONS

3.1.	Delivery of Embarq Portal(s). Embarq shall, [*] deliver the Embarq Portal(s) over the Embarq network to the modem or other customer premises equipment (the “CPE”) of Users. Embarq shall, [*] provision and install any required CPE at each User’s location.

3.2.	Marketing of the Embarq Portal(s). Embarq is responsible for selling, advertising, promoting, and marketing the Embarq Portal(s).

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3.3.	Embarq Network. Except as otherwise provided in this Contract Order, Embarq shall, [*] provide, install, manage, and maintain the networks and system infrastructure (including, without limitation, the Embarq system, Embarq network and CPE) necessary for the delivery of the Embarq Data Services to the Users. Embarq shall, [*] also provide connectivity, including Internet transit, for the Embarq Portal(s) over the Embarq network and facilities.

3.4.	Distribution Channels. Embarq will determine in its sole discretion the distribution channels through which the Embarq Portal(s) will be made available.

3.5.	Forecasts. Embarq will provide Synacor with an annual forecast by month for Users. Updates will be provided throughout the year in the event the forecast materially changes. Any failure by Embarq to meet a forecast provided to Synacor under this Section will not be deemed a breach of this Agreement and will not result in any Embarq liability.

4.	JOINT OBLIGATIONS

4.1.	Account Management. Synacor and Embarq shall, each at its own expense, supply resources to support account management and reconciliation activities between the two parties’ databases. These activities will be performed on a timely basis, and any disputes will be resolved through the escalation processes. Each Party shall have a designated account/product management team and will make available all technical and operational information personnel and resources to develop, deploy and operate the Embarq Portal(s).

4.2.	The Parties intend to support the relationship contemplated hereby with regular meetings where information relevant to the delivery of the Embarq Portal(s) will be shared.

5.	PRICING

5.1.	Portal Pricing/Fees. Beginning on the Commercial Launch Date of the Embarq Portal(s) pursuant to and continuing throughout the Term, Embarq of shall pay Synacor [*]. Within [*] days after the end of each calendar month, Embarq will provide to Synacor [*] for the purposes of validation of the portal fee payment to Synacor.

5.2.	[*]

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[*]

5.3.	Portal Development & Integration Fee (Non Re-occurring Expense). Embarq shall pay to Synacor a Development Fee of [*] for the development of both the Consumer and Business Embarq Portal(s). Half the Development Fee will be payable within [*] business days after execution of an Agreement and the balance will be due within [*] business days after commercial launch of the Embarq Portal(s), Premium Products and Internet Security Services. The Commercial Launch Date will be the date upon which the said services are available to Users in accordance with the Service Level Agreement, on a commercial basis (i.e. not a beta, limited availability, or other test offering). [*]

5.4.	Search and Advertising Revenue Share.

5.4.1.	Search Revenue Share. Revenue sharing between Synacor and Embarq for searches executed through the Embarq Portal(s) will be as provided in the Search Revenue Sharing Addendum, attached hereto as Exhibit 9. Embarq hereby agrees that the Search Services described in the Search Revenue Sharing Addendum shall be incorporated as features into the Embarq Portal(s).

5.4.2.

[*] Embarq may, but is not required to, permit advertising on the Embarq Portal(s), and may control the type and amount of permitted advertising. Only Synacor and Embarq may provide advertising within the Embarq Portal(s) to the extent that Embarq authorizes any such advertising. Embarq shall receive [*] of Net Advertising Revenue. “Net Advertising Revenue” includes all e-commerce revenue, and revenue from all video advertising, banner advertising, and other forms of advertising that appear on or within the Embarq Portal(s), including but not limited to: email, security, personal start page, and other associated products and services less any cost associated with placement, insertion and administration of such advertising. For clarity, Net Advertising Revenue does not include revenue covered by the Search Revenue Sharing Addendum. This arrangement will not preclude Embarq from placing advertisement for their own products and service or those of their subsidiaries and affiliates [*]. Synacor will provide advertising services to Embarq, which may include, without limitation, e-commerce, video, banner advertising and other forms of advertising. Embarq may approve or disapprove any marketing, advertising or messaging to Active Users within the Embarq

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Portal(s) or used in targeting Active Users outside the Embarq Portal(s). Specifically prohibited is the marketing, advertisement or messaging of competitive telecommunication, information or entertainment services, including but not limited to voice, video, data or wireless services. Synacor agrees not to sell or provide any Embarq Portal(s) customer lists to any third party. The general guidelines regarding appropriate advertising is attached hereto as Exhibit 10, which may be amended from time to time by Embarq. Embarq shall have the right to request that Synacor remove any advertising that conflicts with an existing advertising relationship of Embarq, is not consistent with the guidelines set forth in Exhibit 9, or if an Embarq Customer files a formal complaint with a regulatory or law enforcement agency regarding such advertisement. Synacor shall disable advertising services provided by such advertisement from the Embarq Portal(s) within [*] days after receiving written notice from Embarq.

5.5.	Integration of [*]. Synacor will integrate [*] that are made available to Synacor and Embarq such as [*] into the Embarq Portal(s). In no case will any [*] be added to the portal or will Synacor use products from a [*] without prior written approval from Embarq, which approval will not be unreasonably withheld.

5.6.	Email Monthly Fees. The monthly fees charged Embarq by Synacor to provide Email Service, as described above, will consist of the following:

5.6.1.	Embarq shall pay Synacor [*] through out the Term of this Agreement. Embarq will provide to Synacor the actual [*] for the purposes of validation of the monthly email fee payment to Synacor. Embarq may offer up to [*] email accounts per Embarq Data Subscriber [*]. Additional email accounts will be provided by Synacor at a rate of [*].

5.6.2.	Embarq shall pay Synacor [*] to cover the cost of telecommunications bandwidth to support the Email, Portal, Internet Security, and Premium Product Services.

5.6.3.	The monthly flat rate fee of [*] stated in item (a) of this Section is based on the assumption that the average storage per mailbox [*]. If average storage per mailbox exceeds [*], Synacor shall charge Embarq [*].

5.6.4.	Synacor will assist Embarq in establishing and will implement and maintain email policies which maximize mailbox size efficiency.

5.7.

Email Service Development Fee (Non-Recurring Expense): Embarq shall pay Synacor a one-time Development Fee of [*] for the development of Consumer and Business email products utilizing up to [*] available domain name(s) specified by Embarq. Should Embarq desire Synacor to create a vanity email product for its business customers, the Parties will negotiate a separate written addendum to this Contract Order. Embarq agrees to pay [*] within ten (10) business days after execution of an Agreement and the balance will be due within ten (10) business days after commercial launch of the Embarq Portal(s), Premium Products and Internet Security Services. The Commercial Launch Date will be the date upon which the said services are available to Users in accordance with the Service Level Agreement, on a

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commercial basis (i.e. not a beta, limited availability or other test offering). [*]

5.8.	Wireless Portal Pricing. [*] Any applicable wireless portal fees will be mutually agreed upon prior to the general availability of the wireless portal feature and will not exceed [*].

5.9.	Premium Bundle Pricing. In the event Embarq elects to make any Premium Content Bundle, as currently specified in, or subsequently added to, Exhibit 3 below, available to Embarq Data Subscribers, each month, Synacor shall bill Embarq for an amount determined by multiplying the number of Subscription Accounts (as defined below) in a given month by the monthly fee associated with the applicable Premium Content Bundle subscribed to by such Subscription Account. For purposes herein, a “Subscription Account” is defined as an Embarq Data Subscriber [*]. The number of Subscription Accounts shall be counted by Synacor as of the last day of each month unless otherwise agreed to by the Parties in writing. Synacor will provide the count of Subscription Accounts within five days after the end of each calendar month.

5.10.

Carriage Fees. Embarq may, from time to time, choose to utilize Synacor Services for the distribution of Value Added Services sourced by Embarq itself or under contract with third parties which are offered either separately or as part of Embarq Data Services (“Embarq Sourced Services”). If such Embarq Sourced Services are offered separately then Embarq shall pay Synacor Carriage Fees each month defined to be [*]. If such Embarq Sourced Services are offered as part of Embarq Data Services then Embarq shall pay Synacor Carriage Fees each month defined to be [*]. An example of how Carriage Fees are computed is attached hereto as Exhibit 11. [*] For purposes herein, a “Subscription Account” is defined as an Embarq Data Subscriber who is [*].

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

The number of Subscription Accounts shall be counted by Synacor as of the last day of each month unless otherwise agreed to by the Parties in writing.

5.11.	Security Suite Price Schedule. The prices listed below represents [*] schedule with [*] on the number of Embarq Portal(s) subscribers that can activate the Internet Security Suite of Services and is calculated based on a Embarq Portal(s) subscriber count of [*]. If the total Embarq Portal(s) Subscriber count is either above or below the Embarq Portal(s) Subscriber Range, the monthly fee schedule detailed below will be adjusted [*] the Embarq Data Subscriber count is either less than or greater than the boundaries of the Subscriber Range defined in the previous sentence.

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

6. BILLING

6.1.	Synacor provides billing recognition and billing components. This is achieved by the following:

6.1.1.	Integrated Billing, [*]

6.1.2.	Credit Card

6.1.3.	Manual Billing via Customer Service Representatives

6.2.	Synacor logs every premium service subscription/cancellation transaction that passes through the Portelus system. Synacor will deliver that data to Embarq, via the following modalities at Embarq’s discretion:

6.2.1.	[*]

6.2.2.	[*]

6.2.3.	An e-mail notification to a CSR (email once a day with a new subscriptions list)

6.2.4.	Pulled from Synacor’s API when needed

6.2.5.	Sent to Embarq in another standard or proprietary format for input into their billing program

6.3.	Premium Products and Internet Security Services will also be integrated into the Embarq Portal(s) and unified with Embarq email login as well as integrating the billing of Premium Products Bundles with Embarq billing and a credit card billing service.

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

6.3.1.	Synacor and its partner F-Secure will provide training support for security, both at initial launch and ongoing.

6.3.1.1.	Synacor and its partner F-Secure will customize training as requested by Embarq

6.3.1.2.	Synacor and its partner F-Secure will provide refresher training as requested and at all major releases or functionality updates

7. OPERATIONS

7.1.	Customer Care Obligations. Customer care responsibilities are as provided in Exhibit 12, attached.

7.2.	Planning. Both Parties will advise each other in writing of any network, software and services version releases and updates as far in advance as is commercially reasonable, and shall share with the other Party any other relevant information as to modifications to features of the Embarq Portal(s) controlled by that Party, in accordance with the meeting schedules described in Section 4.2. Both Parties will meet quarterly for reviews. For new products and services Synacor will map out timelines by month.

7.3.	Training. Training and development: (which apply to Email, Portal, Premium Products and Internet Security Services):

7.3.1.	Training Content and Technical Support materials will be developed and delivered by Synacor

7.3.1.1.	Drafts forwarded to Embarq’s training department on or before November 1, 2006

7.3.1.2.	Technical Support materials will be delivered to Embarq on or before December 1, 2006

7.3.1.3.	Initial training materials and support for Synacor security services will be delivered to Embarq on or before December 1, 2006

7.3.1.3.1.	All security training will be customized as directed by Embarq

7.3.1.3.2.	Synacor will provide refresher training upon request and immediately upon major software releases or functionality updates

7.3.2.	Customization and localized content developed jointly by Embarq and Synacor on or before November 1, 2006

7.3.2.1.	Edits and final copy provided by Embarq 2 weeks prior to first training date

7.3.2.2.	Materials will be provided by Synacor

7.3.3.	Delivery provided by Synacor at Embarq’s location

7.3.3.1.	Embarq should have facilities and equipment available; Synacor will provide access to all applicable portal and support systems test environments

7.3.3.2.	Embarq will provide training evaluation and participant satisfaction statistics for feedback and quality assurance purposes.

7.3.3.3.	A Synacor Training Consultant will be available for classroom or webinar delivery.

CONFIDENTIAL TREATMENT REQUESTED

7.3.3.4.	The Training Consultant can provide single or multiple Train-the-Trainer sessions or Agent sessions.

7.3.3.5.	[*]

7.4.	Network and Connectivity. [*] for the exchange of all relevant traffic generated by the delivery of the Embarq Portal(s). Embarq will be responsible for all network issues, including but not limited to [*], provisioning, network integrity, central office issues, backhaul, customer services, and all support of network issues occurring on the Embarq Network. The Parties agree that bandwidth usage associated with services not currently in the Embarq Portal(s) may have significant costs to Synacor and in such cases the Parties will address those costs in good faith negotiations at the time of inclusion of such services.

7.5.	Service Changes. In the event either Party makes changes to its service which affects the ability of the other Party to provide service to the Embarq Portal(s) Customers as envisioned herein, the Party making the change agrees to evaluate any new processes to ensure that they will function appropriately with the other Party’s systems, and will include the other Party in the testing of the new functionality to verify that the new processes are working properly. Synacor will notify EMBARQ in writing of any changes to be made to the Embarq Portal(s), Security Software, Premium Bundles, or any other change impacting Embarq customers 60 days prior to making such changes. Embarq will be given a minimum of 2-weeks to test the changes prior to implementation, with the right to delay implementation if issues are encountered in Embarq testing.

7.6.	Break/Fix. In the event that Synacor makes any changes pursuant to its Portelus Service, which affects the Embarq Portal(s) Customers services, Synacor agrees to include Embarq in the evaluation of any new processes to ensure that it will function appropriately, in accordance with the Change Management Process set forth in Exhibit 13. Synacor will include the other Party in the testing of the new functionality to verify that the new processes are working properly.

7.7.	Privacy/Conditions of Use. Each Party will retain its own separate privacy policies, which policies will be consistent with each other, and which will independently govern that Party’s provision of service to the Embarq Portal(s) Customer. Terms and Conditions of Use for the access service will be mutually agreed upon. All other User policies relating to the use of the Internet and the Embarq Portal(s) (e.g. acceptable use, web site usage, free web space, and community guidelines), will be mutually agreed upon and materially the same as the policies used by Synacor in connection with the Synacor Services.

7.8.	Security. The Parties agree that network and services security issues are of the utmost importance to each Party, and the Parties agree to provide corporate security contacts for coordination of security issues. The Parties agree to cooperate reasonably with each other on security issues, including but not limited to:

7.8.1.	“Phisher” sites and emails;

7.8.2.	Spam (incoming and outgoing);

7.8.3.	Denial of service attacks;

7.8.4.	Criminal use of the Embarq Portal(s), including, but not limited to, identification of the offending User;

7.8.5.	Credit card or other payment fraud; and

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

7.8.6.	Any other issue identified by either Party in good faith as a critical security issue.

7.9.	Internet Security Services Support. Should Embarq so choose, Synacor and F-Secure will train Embarq’s Tier 1 technical support personnel and provide continuously updated online support and product information tools. F-Secure will provide Embarq Tier 2 and Tier 3 in accordance to the Service Level Definition attached hereto.. Synacor and F-Secure will work with Embarq to integrate the Internet Security Services support tools with Portal and email support tools prior to launch of Embarq Portal(s). The integrated support tools provided will be accessed via single-sign-on by authorized Embarq data technicians. Synacor agrees to ensure that Embarq has access to all available F-Secure support tools, including but not limited to knowledge bases, FAQs, diagnostic tools, and web-based scanning engines.

7.10.	Personnel. Synacor will designate a manager as the primary point of contact for Embarq with regards to the matters contained in this Agreement. Embarq will designate a similar primary contact person within Embarq who will be the primary point of contact for Synacor with regards to the matters contained in this Agreement.

7.11.	Reports.

7.11.1.	Synacor will provide reports in accordance with Exhibit 7 attached.

7.11.2.	Reports will be available online through Portelus.

7.12.	Customer Account Maintenance and Data Exchange.

7.12.1.	Embarq and Synacor will work together to design, develop and implement API processes to support account activation (registration), account maintenance/updates, product changes, and cancellations of service.

7.12.2.	Embarq and Synacor will work together to design, develop and implement API processes to support the data technician support tools described in sections 7.19 and 7.20 of this Order.

7.12.3.	[*]

7.12.4.	[*]

7.12.5.	All maintenance/update, and cancellation records shall include the unique Embarq identifier to allow Synacor to properly locate and identify the customer account in the Synacor system and perform the change request.

7.12.6.	Both parties shall provide a minimum of 60 calendar days advance notice for any changes to the maintenance and registration API processes. If development is required by either party, the parties will work together to determine a reasonable delivery date.

7.12.7.	Both parties will provide the ability to conduct regression testing for any of the established processes.

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

7.12.8.	Any Embarq customer information provided to Synacor will be deemed Embarq Confidential Information and handled by Synacor in accordance with Section 10 of the Master Services Agreement.

7.13.	Authentication Security. Synacor will authenticate Users logging into the Portal per the username and password established at the time of registration of the account. Synacor will maintain username/password database, and provide functionality through a customer, self-service Portal Account Management tool available to authenticated subscribers. This self-service tool will provide, but is not limited to, the capability for the customer to change passwords, change username/email address, add mailboxes, and delete mailboxes.

7.14.	Network Architecture. Embarq will be responsible for all aspects of the Embarq System and Network infrastructure facilities from the Service Subscribers’ CPE through connectivity to the Internet. Embarq shall provision the Embarq Portal(s) for Service Subscribers and shall control all DHCP servers and routers necessary for that function. Additionally, Embarq will provide and manage a block of IP addresses sufficient to meet the demands to provision the personal computers of Service Subscribers. Synacor will be responsible for all aspects of the Synacor Services infrastructure facilities, hosting, caching and software used by Synacor to provide the Synacor portion of the Embarq Portal(s).

7.15.	Systems Interfaces. Both parties will develop and implement systems and interfaces as necessary to provide functionality necessary to the other party to perform its duties and responsibilities in accordance with the SLA.

7.16.	Systems Roadmaps. Both parties agree to provide an overall systems roadmap with respect to the Embarq Portal(s) that the parties may provide over the Embarq Network with the other Party on a bi-annual basis to obtain feedback and comments. Both Parties agree to keep these systems roadmaps in the strictest confidence, and shall not disclose such information shared. In addition, both Parties agree to provide reasonable notice of systems and/or service changes and/or launches with detailed requirements. These launches will require that both teams agree to timelines, approach and project details and agree to supply the other Parties with resources to support these efforts. Any development necessary for the continuation of services belong to Synacor.

7.17.	Infrastructure. Each Party will bear its own costs of agreed upon infrastructure enhancements to enable the two companies to exchange order, billing, and account maintenance information, and reports, including but not limited to (1) an automated maintenance file transfer process, and (2) an automated billing reconciliation process.

7.18.	Intentionally Omitted

7.19.	Synacor will provide APIs and/or on-line, integrated support tools to be utilized by Embarq Data Technicians for Tier 1 and Tier 2 Support for Email, Security, and the Portal. Such tools will provide the following functionality and will be available to EMBARQ at time of launch:

7.19.1.	Password Look-Up Functionality — will enable the data technician to look-up password to assist customers who have forgotten passwords.

7.19.2.	Password Reset — will enable the data technician to ‘reset’ or change a customer’s password in real-time.

CONFIDENTIAL TREATMENT REQUESTED

7.19.3.	Add a Mailbox to a Primary Customer Account—will enable the data technician to add a secondary mailbox to a Primary Customer Account—up to the maximum mailboxes allowed per a single subscriber account.

7.19.4.	Delete a Mailbox from a Primary Customer Account—will enable the data technicians to delete or remove a secondary mailbox from a Primary Customer account.

7.19.5.	Change the Primary Mailbox—will enable the data technician to change the Primary Mailbox on the account. This includes making the Primary mailbox a secondary mailbox and making a secondary mailbox a primary mailbox on the account.

7.19.6.	Move a Mailbox—will enable the data technician to move a mailbox from Primary Account to another.

7.19.7.	Update or change customer information—enable the data technician to change customer information captured in the Synacor system. Information to include, but is not limited to, customer name, customer telephone number, Account Type (Residential or Business), Account Service (if offering premium levels of service), and any other EMBARQ customer information captured within the Synacor system.

7.19.8.	Reactivate Accounts—will enable the data technician to reactivate accounts that are ‘active’ in the EMBARQ system but have been deactivated in the Synacor system—will reactivate Email service, Portal access, and security software services.

7.19.9.	Deactivate Accounts—will enable the data technician to deactivate accounts that are ‘active’ in the Synacor system, but have cancelled service in the EMBARQ system—will deactivate email service, Portal Access, and security software services.

7.19.10.	Email Issue Resolution—Synacor will provide tools necessary to troubleshoot and resolve common email issues.

7.19.11.	Security Software Issue Resolution—Synacor will provide tools necessary to troubleshoot and resolve common Security Software issues.

7.19.12.	Portal Issue Resolution—Synacor will provide tools necessary to troubleshoot and resolve common issues encountered by customers with the Portal.

7.19.13.	The data technician support tools outlined above will utilize account look-up functionality based on telephone, email address, or account number or username.

7.19.14.	In all cases where Embarq Data Technicians or Customer Service Reps are updating customer account information via the support tools provided by Synacor, Embarq will assume the responsibility of verifying the customer’s identity per Embarq standard practices.

7.19.15.	Synacor will provide an Agent Management Tool, to be administered by Embarq designated management. Such tool will allow Embarq management to grant and remove access to the Support Tools provided by Synacor for Tier 1 and Tier 2 Support as outlined above. Such tool will be provided to Embarq at time of launch.

CONFIDENTIAL TREATMENT REQUESTED

7.19.16.	Synacor will work with Embarq to integrate via API interface the above outlined support tools into the Embarq data technician desktops. In addition, these support tools can be accessed via Synacor provided URL by authorized parties.

7.20.	Tier 3 Support

7.20.1.	Synacor will provide a ticket escalation system/process to be utilized by Embarq data technicians when issues are encountered related to the Portal, email, and security software that cannot be resolved through Tier 1 or Tier 2. Synacor will provide 24/7 support and will adhere to the SLA.

7.20.2.	Account Creation/Registration: Synacor will work with Embarq and/or Embarq appointed 3rd party vendor to design, modify and incorporate installation processes for new High-speed Internet customers related to new account activation, email account creation, and security software download and set-up.

7.21.	Customer Service. Embarq will provide “first-line” customer service via interactive voice response (“IVR”) or customer service representative to Users, including all inquiries with respect to installation disks, account maintenance, network level service, service provisioning and billing or any other functionality or services provided by or on behalf of Embarq. In addition, Embarq will provide Tier 1 and Tier 2 support, including all inquiries with respect to email, Portal, and security to the extent that tools are provided in the matrix outlined above. Synacor will provide Tier 3 support via a ticket escalation system or phone escalation as outlined in Exhibit 11 of this document.

8. OWNERSHIP AND LICENSES

8.1.	Interface Brand and Content.

8.1.1.	As between Synacor and Embarq, Synacor will have full and exclusive right, title and ownership interest in and to Synacor Properties (as defined in Exhibit 4), Synacor Content, Synacor Tools, the Back End Interface and the Intellectual Property Rights therein, and Embarq will have full and exclusive right, title and ownership interest in and to Embarq Content, Embarq Brand Features, and the Intellectual Property Rights therein.

8.1.2.	Embarq will control all aspects of the Embarq Portal(s) and will brand the Embarq Portal(s) only using Embarq trademarks, although Embarq may include a notice that the Embarq Portal(s) is powered by Synacor.

8.1.3.	Embarq will have complete editorial control, with respect to the placement and content, advertising, and any language within the Embarq Portal(s).

8.1.4.	[*]

8.2.

Grant of License by Embarq. Embarq hereby grants to Synacor during the term of this Contract Order a non-exclusive, non-transferable, non-sublicenseable, royalty-free, worldwide license under all of Embarq’s Marks (as defined below) to use, reproduce,

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

publicly display, publicly perform, distribute and transmit the Embarq Brand Features on the Embarq Portal(s) in the manner described in this Contract Order, and for any other use for which Synacor receives prior written approval from Embarq, subject in each case to compliance with any and all Embarq Brand Guidelines.

8.3.	Grant of License by Synacor. Synacor hereby grants to Embarq during the term of this Contract Order a nonexclusive, non-transferable, non-sublicenseable, royalty-free, worldwide license under all of Synacor’s Marks to use, reproduce, publicly display, publicly perform, distribute and transmit Synacor Brand Features and Synacor Content on the Embarq Portal(s) in the manner described in this Contract Order, and in connection with the distribution, marketing and promotion of the Embarq Portal(s), subject in each case to compliance with any and all Synacor Brand Guidelines.

8.4.	Trademark Restrictions. The mark owner may terminate the foregoing license if, in its reasonable discretion, the licensee’s use of the marks tarnishes, blurs or dilutes the quality associated with the marks or the associated goodwill and such problem is not cured within 20 days of notice of breach; alternatively, instead of terminating the license in total, the owner may specify that certain pages of the licensee’s website may not contain the marks. Title to and ownership of the owner’s marks shall remain with the owner. The licensee shall use the marks exactly in the form provided and in conformance with any Brand Guidelines. The licensee shall not take any action inconsistent with the owner’s ownership of the marks, and any benefits accruing from use of such marks shall automatically vest in and accrue to the benefit of the owner. The licensee shall not form any combination marks with the other party’s marks.

8.5.	Content Standards. Each party agrees to display mutually agreeable trademark and copyright notices or legends of the other party when using such other party’s Brand Features. Each party shall in advance submit to the other party the proposed placement of such notices or legends (including, without limitation, the place and manner of incorporation into electronic media or transmissions), and such other party shall have the right to approve the same.

8.5.1.	Embarq shall not provide any Embarq Content, and Synacor shall not provide any Synacor Content that is created and developed solely by Synacor, that: (a) infringes any third party’s copyright, patent, trademark, trade secret or other proprietary rights or rights of publicity or privacy; (b) violates any law, statute, ordinance or regulation (including without limitation the laws and regulations governing export control, unfair competition, antidiscrimination or false advertising); (c) is defamatory, trade libelous, unlawfully threatening or unlawfully harassing; (d) is obscene, harmful to minors or child pornographic; (e) contains any viruses, Trojan horses, worms, time bombs, cancelbots or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information; or (f) is materially false, misleading or inaccurate. For the sake of clarity, for the purposes of this Section 8.51, Synacor Content shall not include any Content provided by Synacor Providers.

CONFIDENTIAL TREATMENT REQUESTED

8.5.2.	Synacor shall not provide any Synacor Owned Content that violates any law.

8.6.	Reserved Rights. Without limitation of the foregoing, each party reserves all rights other than those expressly granted in this Contract Order, and no licenses are granted except as expressly set forth herein and each party shall retain all right, title and interest in and to its logos and product and service names and trademarks (the “Marks”), technology and other intellectual property (including without limitation, in the case of Synacor, the tools, templates, frameworks or other software owned or licensed by Supplier and used in connection with the Service (the “Software”) and Services). Neither party shall take any action inconsistent with such ownership. This is a contract for services only. All Software, hardware and other technology used to provide the Services will be installed, accessed and maintained only by or for Supplier and no license therein is granted to Embarq. Embarq shall not use Supplier’s Marks, Software or Services in any manner except as specifically provided herein.

8.7.	Link License. Embarq grants to Synacor a non-transferable, non-exclusive, royalty-free license to use the Embarq Marks on the Synacor websites and to hyperlink the Synacor websites to the Embarq websites selected by Embarq (the “Embarq Links”), provided that Embarq approves in advance all uses of the Embarq Marks on the Synacor website as further described in this paragraph 8.7.

9.	POST-TERMINATION OBLIGATIONS.

9.1.	Upon notice of termination of this Contract Order by Embarq for any reason or upon Embarq’s provision of a notice of nonrenewal to Synacor, at Embarq’s request Synacor agrees to assist in the transition of EMBARQ customer email, Portal Homepage, Security, and Premium Services away from Synacor hosted services to Embarq or to a third party designated by Embarq. In addition, the parties agree that during a Transition Period, the parties will continue to be bound by and perform in accordance with this Contract Order, and Synacor will continue to assist Embarq as provided above and Embarq will continue to pay for the Services. Synacor’s assistance in this transition during the Transition Period will be provided [*]. Such support includes, but is not limited to:

9.1.1 Whitelist of the designated Embarq partner IP ranges to allow access to Synacor servers and Webmail interfaces.

9.1.2 Provide ongoing lists or access to Embarq customer usernames and passwords, including primary and secondary designation and username and passwords per account.

9.1.3 Disable the Synacor hosted Portal for EMBARQ customers effective with the beginning of the migration period.

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

9.1.4 Redirect EMBARQ customers attempting to log-in to any Synacor—hosted application (Portal, Webmail, etc.), to a URL to be provided by Embarq. Redirection to continue throughout the length of the migration period.

9.1.5 Provide access to all email messages, address books, and mail folders for migration to the new Portal Partner. (i.e., IMAP interface or other agreed upon method of access)

9.1.6 Allow email forwarding for migrated customers for 6 months after the account has been migrated.

9.1.7 Continue operational support and business as usual for all ‘non-migrated’ customers and supporting processes throughout the migration period. Including, but not limited to, Technical Support Tools, API processes to support account updates and cancellations, reconciliation activities, reporting tools, and other day-to-day operations.

9.2.	Within 30 days after the end of the Transition Period, Synacor will return to locations designated by Embarq any Embarq-Owned Property.

9.3.	Within 90 days after the end of the Transition Period, Synacor will invoice Embarq for any final amounts due under this Contract Order. Embarq will pay undisputed portions of all amounts reflected in the invoice within 45 days of Embarq’s receipt of the invoice.

9.4.	After the Transition Period, the parties will discontinue making any statements or taking any action that might cause third parties to infer that any business relationship continues to exist between the parties under this Contract Order, and where necessary or advisable, inform third parties that that Parties no longer have a business relationship under this Contract Order.

9.5.	For a period of three (3) years after the expiration or other termination of this Contract Order, Synacor agrees that it will not directly target any Users, or use any Embarq Data to target any Users, to switch from their Embarq high-speed internet service to a broadband data service offering sold by Synacor or by a Synacor marketing partner. The foregoing shall not apply to any of Synacor or Synacor’s marketing partner’s general advertisements, or a User that switches of his or her own volition.

CONFIDENTIAL TREATMENT REQUESTED

SIGNED:

EMBARQ MANAGEMENT COMPANY	SYNACOR, INC.

/s/ David Platt	/s/ Frank. J. Codella
(signature)	(signature)
Print name: David Platt	Print name: Frank. J. Codella
Title: VP - Procurement	Title: Vice President of Sales
Date: 12/4/06	Date: 11/27/06

CONFIDENTIAL TREATMENT REQUESTED

Exhibit 1

Initial Content to be Integrated into the Embarq Portal(s)

	Category	Description	Provider	Refresh Rate	Rev. Share
Directories
	Yellow & White Pages	Online search functionality	[*]	Realtime

	Maps	Maps & Directions	[*]	Realtime

	Restaurant Search	Search tool	[*]	Realtime

(ii)	Search Services	Web search	[*]	Realtime	See “Advertising Addendum”

(iii)	Horoscopes	Online horoscopes	[*]	Daily

(v)	[*] Headline News service: ☐ National News ☐ World News ☐ Sports News ☐ Entertainment News ☐ Health News ☐ Business and Finance News ☐ Science & Technology

Text, pictures, videos, and audio, [*] - English & Spanish language. When a User clicks on a news story or video the User will remain within the portal. [*] video content will generally be delivered at an encoding rate of at least 300kbs.

Sports sub categories:

			[*]	between every 20 minutes and 1.5 hours

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

	Category	Description	Provider	Refresh Rate	Rev Share

Baseball, Basketball, Hockey, Golf, Auto Racing, Football, Soccer, Boxing and Tennis

Business & Finance sub categories: Market snapshot, Market movers (top gainers/losers) Most active portfolio tracking & personal finance stories from [*]

Business & Finance sub categories: Market snapshot, Market movers (top gainers/losers) Most active portfolio tracking & personal finance stories from [*]

Entertainment sub categories: Box office snapshots, Top movies, entertainment news and gossip from [*] updated daily

Photo

[*]

[*] - store, share and develop digital pictures plus subscribers will receive 15 free prints and two free rolls developed. Embarq will receive a one-time bounty of [*] for each sub that selects the free offer or subscribes to additional service from [*].

			[*]	N/A

(vii)	Local	Local news, events, lottery results, restaurants & entertainment and shopping based on Zip code - Local news from News papers across North America,	[*]	Realtime-News/Gas Prices Daily -Events/ Lottery	[*]

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

	Category	Description	Provider	Refresh Rate	Rev. Share
(viii)	Music news.
		News & Top ten ranking	[*]	weekly hourly

(ix)	Searchable TV listings	by Zip Code	[*]	Daily

(x)	Local Movie Listings.	by Zip Code	[*]	Daily

Daily

	Video trailers		[*]	weekly

(xi)	Financial Markets & Stock Quotes	Major indexes (Dow, Nas * S&P) and individual equities and Funds	[*]	20 minutes

(xiii)	Games Channel	Aggregation of games related content	[*]	weekly

(xiv)	Spanish content	News in Spanish (selectable by User)	[*]	20 minutes

(XV)	Downloadable Toolbar (branded to Embarq)	Toolbar which attaches to web browsers and provides quick access to search and other customizable features	Synacor	customized & changeable by User

(xvi)	Household Management	Account management, restricting access, spending limits & bill presentment features	Synacor	N/A

(xvii)	Quick links	Application which allows Users to setup links & store username & passwords for easy access	Synacor	N/A

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit 2

Vendors Integrated

The vendors listed below represents the snapshot of the Parties content relationships.

This list will change as vendors are both added and deleted from time to time.

Synacor Content Relationships

Family Premium Services

[*]

Educational Services

[*]

Movie Service

[*]

Music Services

[*]

Premium Game Services

[*]

Premium Sports

[*]

Utility Services

[*]

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

News/ Information

[*]

[*] Services

[*]

Embarq Content Relationships

[*]

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit 3

Premium Bundles

Premium Products: Synacor shall collaborate with Embarq to design premium content bundles that address consumer interests and meet Embarq’s marketing and budgetary objectives. To this end, Premium Products can be marketed as a la carte consumer offerings and/or product bundles can be configured and selectively embedded in various DSL tiered offerings to enhance their perceived value and consumer appeal.

a.	Premium Bundles. The following Premium Bundles are examples of the products available to Embarq for distribution to Users. Synacor will work with Embarq, prior the Commercial Launch and throughout the Term of this Agreement, to design Premium Content Bundles that meet Embarq business objectives:

(i)	Family Bundle. The Family Bundle shall include all of the following:

•	Encyclopedia Britannica—Unlimited access to the updated 32-volume Encyclopedia Britannica, plus: Britannica’s Student & Concise encyclopedias, thousands of exclusive video and audio clips

•	Shockwave Gameblast—100 popular premium online and downloadable games

•	American Greetings—Print and Send Greeting cards and access to member’s only online greeting cards

•

Clever Island—Focuses on the educational skills that are most important to a child’s development, including language, numbers, spatial reasoning, logic, and critical thinking. Activities are designed by leading experts in education and child development to be engaging, powerful, and fun

•	Fox Sports—Video clips and highlights from all the professional leagues, NASCAR and college athletics as well as the “Best Damn Sports Show Period.”

•	Weather.com—Local, regional and national video weather reports and special feature categories. (Subject to approval by Weather.com.)

•	Major League Baseball—Access to GameDay Audio (listen to every game played that day), Condensed Video Games, Post Game Highlights, MLB Custom Cuts and MLB Radio.

Cost to Embarq per DSL Subscriber: [*]

(ii)	Educations Bundle The Education Bundle shall include the following:

•	Encyclopedia Britannica—Unlimited access to the updated 32-volume Encyclopedia Britannica, plus: Britannica’s Student & Concise encyclopedias, thousands of exclusive video and audio clips

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

•

Clever Island—Focuses on the educations skills that are most important to a child’s development, including language, numbers, spatial reasoning, logic and critical thinking. Activities are designed by leading experts in education and child development to be engaging, powerful and fun

•

I Know That—allows children from ages 2 to 12 to discover the magic and power of lifelong learning skills. All activities are highly interactive, and use state of the art web multimedia including heavy animation, sound, and digitized children’s voices.

•	Nutshell Math Essential -

•	Hundreds of math topics explained in Multimedia Listen & ViewTM format.

•	Hear the teacher’s voice. See the teacher’s handwriting.

•	Quizzes with detailed answers to help students prepare for tests and track their improvements.

•	Available for Middle School Math / Pre-Algebra, Algebra 1, Algebra 2, and Geometry

•	Boston Test prep -online SAT prep Course makes the preparation process easy and quick.

•	Practice with over 2500 SAT style questions

•	Evaluate strengths and weakness immediately

•	Study with more than 30 audio/video lessons

Cost to Embarq per DSL Subscriber: [*]

(iii)	Games Bundle The Games Bundle shall include the following:

•	IGN Insider

•	Lego PC Games

•	Atari Classics Games

•	Sega Classic Games

•	Yummy Games—popular parlor games, PC Games and on-line games.

•	Portable Gaming Magazine (Empyrean)

  Cost to Embarq per DSL Subscriber: [*]

(iv)	Subscription Music Services:

i.	Embarq Music2Go

•

MusicNet—Unlimited song download service which includes unlimited song downloads to WMP 10 supported portable devices and personal computers from over 2,000,000 tracks; as well as commercial free radio and video. Subscribers can also purchase tracks.

Cost to Embarq: [*]

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

ii.	Embarq Music (non portable):

•

MusicNet—Unlimited song download service which includes unlimited song downloads to WMP 10 supported personal computers from over 2,000,000 tracks; as well as commercial free radio and video. Subscribers can also purchase tracks

•	Sync Magazine — From Zinio (Synacor may include additional Magazines)

Cost to Embarq: [*]

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit 4

PREMIUM SERVICES & CONTENT DISTRIBUTION ADDENDUM

TO

SYNACOR MASTER SERVICE AGREEMENT AND CONTRACT ORDER

If any provision of this Addendum conflicts with a provision of the Master Services Agreement or the Contract Order, the provision of the Master Services Agreement or Contract Order, as applicable, shall control. Capitalized terms used but not defined in this Addendum shall have the meanings ascribed to them in the Master Services Agreement or the Contract Order.

1. Premium Content. The content to be distributed hereunder may be obtained by Synacor (the “Synacor Content”) and/or by Embarq (the “Embarq Content”). The Synacor Content and the Embarq Content are hereinafter referred to collectively as the “Content”. Distribution rights to the Synacor Content will be obtained by Synacor from third party content providers (each individually a “Synacor Provider” and collectively, the “Synacor Providers”) for the non-exclusive distribution by third parties including, but not limited to, Embarq. The Embarq Content will be owned by Embarq or licensed by Embarq from third party Content providers (each individually an “Embarq Provider” and collectively, the “Embarq Providers”). The Embarq Providers and the Synacor Providers are hereinafter referred to collectively as the “Providers”.

2. Users, Registration Pages. It is intended that the Content will be accessed by Users through the System described in Section 3 below. Synacor may require the use of user interfaces or other identification verification methods in order for the Users to access the Content. As may be determined by the parties and subject to revision during the Term as the parties may determine, System web pages and/or Content will be hosted and served by Synacor or Embarq, subject to the approval of Synacor.

3. Content Hosting and Delivery System. Synacor will maintain a User registration and login system that is integrated with its content provisioning solution (the “System”) which will be used to control User access to the Content and to manage the updating and delivery of the Content to the User. Depending upon the System implementation for Embarq, as such may be revised during the Term by consent of the parties, hosting and serving of Content may be provided by Embarq, Embarq Providers, Synacor and/or by Synacor Providers. To the extent that Synacor Provider’s or Embarq Provider’s systems are used to host or serve Content, the service levels and availability of such systems for Users will be no lower than the service levels and the availability of such systems to other content distributors or consumers. With Embarq’s prior written consent, Synacor can: (i) offer new Content which it has obtained for distribution; (ii) create and modify bundles of Content to be made available to Users; (iii) edit or modify the editorial content and design of the web pages with which the consumer interacts in order to access the Content; and (iv) remove any or all of the Content from availability to Embarq’s Users. Synacor shall take all commercially reasonable steps necessary to implement any such Embarq decisions as soon as is reasonably practicable; provided, however, that where Embarq requests that any specified piece of Content be removed from the System, Synacor shall remove such title or titles from the System as expeditiously as possible, and in all events within seventy-two (72) hours after receipt of notice from Embarq.

4. Subscriber Billing. User billing will be the sole responsibility of Embarq, except any transactions that Embarq directs Synacor to offer via credit card billing.

5. Terms of Use. In order to complete his or her registration as a subscriber, each User will be required to electronically accept the Terms of Use (“TOU”) as mutually agreed by Synacor and Embarq.. Prior to acceptance of the TOU, Synacor shall present each User with the opportunity to review and agree to the TOU. Synacor shall not amend, modify or otherwise change the TOU without the consent of Embarq, which will not be unreasonably withheld or delayed, provided, however, that the terms of the TOU may be amended, modified or otherwise changed by Synacor as necessary to comply with the requirements of any Synacor Provider or applicable law.

6. Licenses.

CONFIDENTIAL TREATMENT REQUESTED

(a) Subject to the provisions of the Master Services Agreement, the Contract Order, this Addendum and all other amendments, addendums, schedules and/or exhibits to the Master Services Agreement (hereinafter referred to collectively as the “Agreement”), Synacor grants to Embarq during the Term, a limited, non-exclusive, non-transferable, right and license to: (i) transmit and distribute individual copies of the Synacor Content, solely for purposes of distributing the Synacor Content to Users located in the United States who are subscribers to Embarq’s internet services; and (ii) use and utilize such Synacor and Synacor Provider trademarks, logos and other works which are protected by intellectual property rights laws (the “Synacor Properties”) in connection with the distribution of Content to Users pursuant to this Agreement. Embarq expressly agrees that it shall not, and shall not permit any third party to, duplicate, copy, modify, amend, add to, delete from or otherwise make any change whatsoever in the Synacor Content or otherwise violate any intellectual property rights in the Synacor Content including but not limited to copyrights of third parties therein.

(b) Subject to the provisions of the Agreement, Embarq grants to Synacor during the Term, a limited, non-exclusive, non-transferable, royalty-free right and license to: (i) transmit and distribute individual copies of the Embarq Content, solely for purposes of distributing the Embarq Content to Users located in the United States who are subscribers to Embarq’s internet services; and (ii) use and utilize such Embarq and Embarq Provider trademarks, logos and other works which are protected by intellectual property rights laws (the “Embarq Properties”) in connection with the distribution of Content to Users pursuant to this Agreement. Synacor expressly agrees that it shall not, and shall not permit any third party to, duplicate, copy, modify, amend, add to, delete from or otherwise make any change whatsoever in the Embarq Content or otherwise violate any intellectual property rights in the Embarq Content including but not limited to copyrights of third parties therein.

(c) As to individual pieces of Content, the rights and licenses to use such Content as granted herein shall expire upon the expiration or earlier termination of the agreement pursuant to which distribution rights and license to such Content were obtained. Either party (the “Terminating Party”) shall have the right to terminate this Agreement immediately as to any particular Content upon notice to the other party: (i) if the Terminating Party reasonably believes the distribution of such Content exposes it to potential legal liability; or (ii) in the event a Synacor Provider or Embarq Provider ceases to operate a site, produce or distribute such Content.

7. Proprietary Rights.

(a) Subject to the rights and licenses granted in the Agreement, Synacor (and its licensors including but not limited to the Synacor Providers) retains all rights, title and interest in and to all copyrights, trademarks, trade names, logos, patents and other intellectual and proprietary rights in and to the Synacor Content. No title to or ownership of any Synacor Content and/or any part thereof is hereby transferred to Embarq or any third party. As between Embarq and Synacor, Embarq agrees that Synacor is the sole owner of the System and all technology, software and other intellectual property used by Synacor in connection with the performance of this Agreement and that Embarq shall make no claims thereto. Embarq shall comply with all reasonable requests of Synacor to protect the proprietary rights of Synacor and its licensors.

(b) Subject to the rights and licenses granted in the Agreement, Embarq (and its licensors including but not limited to the Embarq Providers) retains all rights, title and interest in and to all copyrights, trademarks, trade names, logos, patents and other intellectual and proprietary rights in and to the Embarq Content. No title to or ownership of any Embarq Content and/or any part thereof is hereby transferred to Synacor or any third party. Synacor shall comply with all reasonable requests of Embarq to protect the proprietary rights of Embarq and its licensors.

(c) All licenses, rights, title, interest and intellectual property rights of any kind in and to the Content are entirely owned by and reserved to the applicable Provider and may be used by the Provider in such manner as the Provider may choose. Without limiting the foregoing, each party hereby assigns to the applicable Provider all right, title and interest in the Content provided by the Provider, together with the goodwill attaching thereto, that may inure to such party in connection with this Agreement or from such party’s use of the Content hereunder. Each party agrees to execute and deliver to the other party, as requested, any documents required to register it as a registered user of any Content provided by the other Party and to follow any instructions of the other party providing the Content as to the use of any Content. Each party agrees that it will not and will not assist any third party to register or attempt to register any trademark, trade name or other intellectual property right related to any Content or any derivation or adaptation thereof or any work, symbol, design or mark which is so similar thereto as to suggest a relationship with any Provider or affiliate of a Provider. Each party agrees that it will not, nor will it assist any third party to, challenge the validity or ownership of any patent, copyright, trademark, or other

CONFIDENTIAL TREATMENT REQUESTED

intellectual property registration of any Content. If a party breaches any provision of this section, such party agrees that it will, at its expense, immediately terminate the unauthorized activity and promptly execute and deliver to the party that provided the Content, as requested, such assignments and other documents as required to transfer to the Provider all rights to the registrations, patents or applications involved.

8.	Content Provider Requirements.

(a) Embarq agrees to utilize the User interfaces or other identification verification methods of the System, as described in Section 3 of this Addendum, without modification, including but not limited to framing or co-branding, unless Embarq has obtained the prior written consent of Synacor to do otherwise.

(b) Embarq acknowledges and agrees that the look, feel, size and placement of any Synacor Content on the User access web pages (and any change or modification thereof), as described in Section 2 of this Addendum, is subject to Synacor’s approval, which may include terms, conditions and restrictions on the use of such Synacor Content or which may be withdrawn at any time.

(c) Consumer access to the Content will be included as part of a premium Embarq Internet service package which may be offered as part of a premium tier of Internet service or at an additional charge payable by the User. Embarq will not, at any time, permit access to the Synacor Content by any person via the general Internet or other access method other than through Synacor’s System.

(d) Neither Synacor nor a Synacor Provider shall have any liability in the event a Synacor Provider exercises its rights to terminate the rights and licenses to use Synacor Content as provided in Section 6(c) of this Addendum.

(e) Embarq agrees that Synacor has the right to withdraw all Content upon termination of the Agreement without liability after any applicable Transition Period and, after such Transition Period, to provide for the seamless migration of any Users or subscribers to Synacor Content to the Synacor Provider.

(f) Without the consent of the other Party, neither Party will: (i) send any interstitials, pop-up windows, or other messages or files to the User during the time in which any the other Party’s Content is displayed, or (ii) sell any advertising in, on, or related to the other Party’s Content, including but not limited to banners, buttons, links, streaming audio or streaming video advertisements. Neither Party may use the name, logo or any of the proprietary marks of the other Party’s content Providers in any sales, advertising or marketing materials without the written consent of the Party providing the content.

(g) To the extent a Provider has been given third party beneficiary rights in an Agreement with Synacor, such Provider is deemed a third party beneficiary to the Agreement solely for purposes of enforcement of the provisions of this Agreement relating to such Provider’s Content and that any such Provider may, in its sole discretion, take any and all action, including but not limited to commencing any legal action, to enforce its rights pursuant to this Agreement. Each such Provider may audit the books and records of the parties solely relating to such Provider’s Content, upon reasonable notice and at such Provider’s expense, not more frequently than quarterly during the term of the Agreement and for a period of two years thereafter and to take extracts from and/or make copies of such records.

9. Synacor Fees. The fees payable by Embarq to Synacor in connection with the provisions of this Addendum are set forth in Exhibit 5 to the Contract Order.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit 5

Service Level Definition (SLD)

TABLE OF CONTENTS

1. Purpose	38

2. Scope of the Services	38

2.1 End User Software Maintenance	38

2.2 Service Hosting Maintenance	38

2.3 Service Monitoring	38

2.4 Guaranteed Service Availability	38

2.5 Service Support	38

2.6 Service After Hours Support	39

2.7 Service Training	39

2.8 Service Documentation	39

2.9 Service Change Management Reporting	39

2.10 Optional Services	39

3. Changes to SLD	39

4. Processes and Procedures Related to This SLD	40

Call Management Process	40

5. Metrics	40

Metrics Reporting	40

6. Support and Service Availability	40

6.1 Service Request	40

6.2 Problem Escalation	40

6.3 First Level Support	40

6.4 Levels of Support	41

6.5 Support Responsibilities	41

CONFIDENTIAL TREATMENT REQUESTED

6.6 Support Availability	41

6.7 Support Response Time	41

6.8 Support Request Severity Definitions	43

6.9 Service Availability	44

6.10 Service Unavailability	45

6.11 Service Unavailability compensation	45

CONFIDENTIAL TREATMENT REQUESTED

1. Purpose

The purpose of this Service Level Definition (SLD) is to describe an arrangement between the Company and F-Secure on delivering technical services, at specific levels of support at an agreed-upon cost.

2. Scope of the Services

The following services are provided by F-Secure to the Company in accordance with Security as a Service™ delivery. All services and related material are provided in English language unless specifically otherwise stated or agreed.

2.1 End User Software Maintenance

Maintenance of End User Software of the Service consists of generic and necessary maintenance minor Upgrades, Updates, troubleshooting, research, development and expenses related to the process. Company is at all times entitled to request that the most updated End User Software is made available to End User.

2.2 Service Hosting Maintenance

Maintenance of the Service hosting environment: This consists of infrastructure establishment, administration, system upgrades, updates, configuration and hosting of services. Preventative maintenance shall be performed as necessary within the limits of Service Availability definitions, described in Section 6.9 of this SLD.

2.3 Service Monitoring

This consists of monitoring the Service according to the rules defined in this SLD document. F-Secure will inform the Company on all unexpected changes to service levels. In case F-Secure notices anything critical, it will inform the Company about possible effects to the Service. F-Secure reports on all other recognized issues through regular reporting.

2.4 Guaranteed Service Availability

This consists of providing the availability of the Service according to the rules defined in this SLD document. If F-Secure is unable to maintain the Service Availability at guaranteed level, F-Secure shall compensate the Service Unavailability to the Company according to the Service Unavailability Compensation table in Section 6.11.

2.5 Service Support

Service support for the Company with target response times, following any support request submitted via F-Secure approved official communication channel, is handled within the limits of

CONFIDENTIAL TREATMENT REQUESTED

Support Availability and Support Response Time definitions defined in Sections 6.6—6.8 of this SLD document.

2.6 Service After Hours Support

All requests for support for non-business hours shall be deemed to be After-Hours Support. F-Secure will provide After-Hours Support included in the Service to the Company, for the severity A- and B- Level incidents as defined in Sections 6.6—6.8 of this SLD document.

2.7 Service Training

Training shall be provided in connection of each change of prime Service version number. Training will be conducted in a maximum of two (2) training sessions / Service prime version number. Key operators and selected personnel shall be trained. Retraining (classified as additional training) shall be provided as needed. Training shall include End User Software functionality and usage, special features, and support request generation. F-Secure training department requires a minimum of 3 weeks notice from the Company prior to any training dates. All reasonable requests for training will be provided at no additional cost to Embarq.

2.8 Service Documentation

Generic documentation of the Service will be provided for the Company. This Documentation includes Frequently Asked Questions (FAQ), user instructions, customer service guide and other instructions related to End User Software.

2.9 Service Change Management Reporting

New or changed processes, practices, or policies that affect the Company and that have an impact on the Service shall be presented to the Company to understand, learn, and follow.

2.10 Optional Services

Except as otherwise provide in this Contract Order, additional services not set out herein shall be subject to a separate fee and Parties’ separate mutual agreement.

3. Changes to SLD

This SLD will evolve over time, with additional knowledge of the Service requirements, as well as the introduction of new services into the support portfolio provided by F-Secure Corporation.

At Company’s option there will be an opportunity on a quarterly Quality Meeting basis to review and suggest changes to this SLD subject to mutual agreement and understanding.

In the event F-Secure Corporation changes the SLD, F-Secure Corporation will notify Embarq sixty days prior to implementation of such changes.

CONFIDENTIAL TREATMENT REQUESTED

4. Processes and Procedures Related to This SLD

Call Management Process

F-Secure’s problem-ticket system will be used by all support team levels (where approval and technical access has been granted and is available) to record and track all problem reports, inquiries, or other types of requests received by support. This provides F-Secure with the ability to provide metrics with regard to this SLD.

5. Metrics

Metrics Reporting

Regular reporting will be provided by F-Secure to the Company on available metrics as related to Service performance. These reports are produced by F-Secure’s Service monitoring and problem-ticket systems on Service Availability and Service Support Response times, which will in detail measure F-Secure’s management performance against SLD targets and Service management process.

F-Secure shall present reporting monthly on standard Quality Meetings between F-Secure and the Company, unless otherwise mutually agreed. Tools for monitoring the status of the Service and viewing the reports are made available to the Company via F-Secure Service Provider PartnerWEB.

F-Secure/Synacor will also provide monthly reporting on application downloads, activations and utilization.

6. Support and Service Availability

6.1 Service Request

For the purposes of this SLD, a Service Request is defined as a request for support to existing End User Software or a request for support that involves information of the Service.

6.2 Problem Escalation

For the purposes of this SLD, a Problem Escalation is defined as a request to fix a problem in existing End User Software or report a problem in the functionality of the Service.

6.3 First Level Support

The Company shall be responsible for providing Level-1 support for the Service to End Users. This consists of i) handling and responding to questions regarding technical support, ii) order processing, iii) use of the End User Software and iv) accepting and responding to problem calls from End Users relating to the Service.

End Users are not allowed to contact F-Secure’s support resources directly to report a problem.

CONFIDENTIAL TREATMENT REQUESTED

6.4 Levels of Support

F-Secure will provide Level-2 and Level-3 support for the Service to the Company: This consists of accepting and responding to Service Requests and Problem Escalations from authorized representatives of the Company with regard to problems reported by End Users or Company personnel that cannot be resolved by the Company and resolving reported problems as set forth in this SLD. All problem escalation and requests must be logged through the designated F-Secure help desks and in accordance to mutually agreed processes.

This is support provided by the appropriate F-Secure help desk Level-2 support when it receives the request from the Company. This represents generalist professional support. If this level of support cannot resolve the request, it is passed to F-Secure’s Level-3 support, which represents advanced support specialists.

6.5 Support Responsibilities

F-Secure will provide the necessary and mutually agreed requested documentation, information, and knowledge capital to the Company prior to the start of support of End User Software.

F-Secure will use its own appropriate help desk to provide Level-2 support, including creating problem tickets and work orders and assigning responsibility to the appropriate Level-3 F-Secure resources.

F-Secure will use its own appropriate internal group to provide Level-3 server, network, and infrastructure support services.

Once a support request has been submitted, F-Secure will make itself available to work with the Company support resource assigned to the support request and will attempt to resolve the problem on first instance of the support request.

The Company will log all information from F-Secure required to establish contact, document the nature of the problem and provide all information required to open a support request, including End User Software diagnostics.

6.6 Support Availability

F-Secure will receive and process support requests submitted via separately designated official communication channels on the time zone of F-Secure’s office (as set out on Section 1 of F-Secure’s Delivery Agreement with Synacor) as set forth in the table below:

Help Desks	Hours
Standard Coverage	8:00 a.m. to 6:00 p.m. PT during normal business days
After-Hours Coverage	All other times

6.7 Support Response Time

The calculation of response time begins when the support request is logged in F-Secure problem-ticketing system and ends when the technical support personnel submit the first human response to the Company.

F-Secure will respond to submitted support requests as set forth in the table below:

CONFIDENTIAL TREATMENT REQUESTED

Severity	Target Response Time	Roles and Responsibilities
A- Level	Target time for the first response is within one (1) hour

•      Incident must be reported via telephone by the Company representative who is authorized to make Problem Escalations

•      F-Secure is working on the incident full time 24h/7d

•      The Company’s required personnel is present and reachable 24h/7d

•      In the first response the reporting intervals of problem solving, with the schedules for incident handling, will be agreed upon together with the Company.

B- Level	Target time for the first response is within twelve (12) hours

•      Incident must be reported via telephone by the Company representative who is authorized to make Problem Escalations

•      F-Secure is working fulltime on the incident during local business hours

•      The Company’s required personnel is reachable during local business hours (8:00 a.m.-6:00 p.m.)

•      In the first response the reporting intervals of problem solving, with the schedules for incident handling, will be agreed upon together with the Company.

M- Level	Target time for the first response is within two (2) consecutive business days	• Incident must be reported using F-Secure approved official communication channel as agreed with the Company.

CONFIDENTIAL TREATMENT REQUESTED

6.8 Support Request Severity Definitions

F-Secure and the Company can jointly use their reasonable discretion to classify together a reported problem into a different severity category during or after Service Request or Problem Escalation, if needed.

A- Level:

Critical problem of immediate urgency that has direct and significant impact on minimum of [*] of the Company’s End Users using the Service.

•	Event that significantly disrupts or threatens to disrupt the Service.

•	Event that significantly affects the availability of the Service.

•	Consistent or repeating degradation of performance that impairs the Service.

•	No workaround or resolution for the problem is available at the time.

B-Level:

Urgent problem that has an impact on several of the Company’s End Users using the Service.

•	Event that disables certain functions of the Service.

•	Event that affects significant amount of End Users using the Service.

•	No workaround or resolution for the problem is available at the time.

Monitor- Level (M- Level):

General problems that are incidents or events and do not have a significant impact on the Service or End Users using the Service.

•	End User Software or Service malfunction or error occurring on End User environment.

•	Enhancement request for End User Software or Service.

•	Requests for general information of the Service.

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

6.9 Service Availability

F-Secure guaranteed availability of the Service hosting environment is [*] in one (1) Service Period as determined by the following formula:

Uptime = (Total Time1 -Down Time2)/Total Time x 100%

•	The Service Period is one (1) calendar month.

•	Total Time is the total count of the minutes of the Service Period.

•	Down Time is the total count of minutes of the period when the Service is unavailable.

•

Following Service break events are not to be calculated as Down Time or Service Unavailability: Standard Service Window used or partly used, Inevitable Service Breaks, everyday scheduled system backups, maintenance breaks that are shorter than 5 minutes and occur maximum seven (7) times per week, breaks that are due to problems in the Internet and/or breaks due to force majeure events, cf. annex 6 Clause 20.

•

Standard Service Window is the first Tuesday of the month starting from 23.00 and ending 06.00 (CET +1). Standard Service Windows are used only when necessary and on each service window End Users are not necessarily affected nor full time period of the service window used. F-Secure will inform the Company five (5) business days before in F-Secure Service Provider PartnerWEB about the Standard Service Window.

•

Occasionally F-Secure has to perform service breaks in other than Standard Service Window periods. This is required to rectify a fault or deploy critical patches from 3rd party hardware or software manufacturers in order to maintain current service levels of the Service. These breaks are called as Inevitable Service Breaks and they can also occur outside Standard Service Windows and last all together maximum of two (2) hours during the Service Period.

[1]	Total Time = Available total time in minutes. Service period of the total elapsed time, within a full calendar month, consisting of 24 hours per day, 60 minutes per hour.

[2]

Down Time = Down time in minutes. Down Time shall commence upon the Service unavailability automatically detected by F-Secure Service monitoring systems or by a Problem Escalation of the Company to F-Secure’s support of a fault condition which prevents full or partly utilization of the Service and shall end when the Service is again available to the Company’s and the fault ticket has been logged as complete and reported to the Company by the servicing technician.

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

6.10 Service Unavailability

If the Availability of the Service does not meet the targets set in this SLD during the Service Period, F-Secure will compensate the unavailability to the Company, in form of a rebate on the monthly Service price in the following periodical Service invoice as set below:

•	The measurement period for the compensation is one (1) calendar month. Measurements apply from the first full month following the implementation date.

•	Service compensation requests must be issued as Service quality reclamation notice in writing within two (2) months following the affected measurement period.

•

F-Secure measurements, tests, logs and reports shall be the basis for calculating the actual Service availability as further defined in this SLD. Company shall however have the right to make its own measurements of the Service availability. The test arrangements will be gone through in standard Quality Meetings, if necessary. If any differences are found, a workgroup will be set up and the reasons for the differences will be verified.

•	If the Company requests additional tests, and the tests show that the Service availability meets the targets, F-Secure has the right to charge the costs of the tests from the Company.

•

F-Secure will not give any guarantees concerning the availability of the Service for the End User due to the uncertainties of the intermediate network and/or the nonconformities of the End User environment.

•	F-Secure will not compensate any Service degradation if it has not been able to meet the targets set on this SLD due to activities of the Company or not being directly responsible of the degradation.

6.11 Service Unavailability compensation

The following compensations are used in case of the Unavailability of the Service hosting environment or part of the Service:

[*]

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit 6

Annex to F-Secure Service Delivery Agreement; Special Terms for F-Secure Online Scanner.

1.	PARTIES AND EFFECTIVE DATE

This annex of the Agreement constitutes a valid part of the Agreement between the Parties specified in the first page of the Delivery Agreement. The terms and conditions set out herein shall apply only to the product application designated in section 2 hereunder.

2.	OBJECT OF THE ANNEX

The following product application shall be the object of this annex (hereinafter referred as “Tool”)

•	F-Secure Online Scanner

3.	GRANT OF RIGHTS

Subject to the terms of the Agreement and this annex, F-Secure hereby grants to the Company under all applicable intellectual property rights a non-exclusive, non-transferable, time-limited, royalty-free license to Tool to;

i)	customize/modify the Tool strictly in accordance with, and only to the extent set out in, official ‘F-Secure Online Scanner Customization Guide’ provided to the Company

ii)	copy and make available the Tool to end users via Internet (either from Company’s server or via web link from F-Secure server), and

iii)	grant sublicenses to end users in its own name and account. Any use of the Tool by an end user shall be made subject to prior acceptance of the manufacturer’s end user license terms embedded to the Tool.

F-Secure reserves all rights not expressly granted to the Company or the end user of the Tool.

4.	LIMITATION OF LICENSE

Except for separately agreed CD-Rom distribution, if any, the Tool may only be made accessible to end user via such functionality in Company Internet page and Company shall not deliver the Tool code in a form directly accessible to end users. Company is allowed to use the Tool only for promotional and marketing purposes and is specifically forbidden to do the following (and as further defined in F-Secure Online Scanner Customization Guide):

•	offer the Tool as an additional or billable service,

•	require registration of an end user prior to use of Tool,

•	bundle Tool with other software or services,

•	not to distribute the installation package of Tool.

5.	SUPPORT AND MAINTENANCE

Company shall be responsible for providing end user support to end users using the Tool and obtaining necessary skills and resources thereto (‘first level support’). F-Secure shall provide second level support to the Company according to its general practices similar to then current “F-Secure Standard Support” in relation to any technical problems relating to the Tool. F-Secure may, but is under no obligation to, update, correct defects and/or further develop the Tool according to its sole discretion. F-Secure shall make available to the Company any Updates and Upgrades to the Tool.

6.	DISCLAIMER OF WARRANTY

CONFIDENTIAL TREATMENT REQUESTED

In addition to the terms disclaiming warranty, set out in set out in F-Secure Security As A Service general terms, section 14; F-Secure does not warrant that the Tool or any portion thereof is error-free. The Tool is not designed to offer continuous protection. This disclaimer of warranty constitutes an essential part of the license granted hereunder.

7.	TERMINATION

This annex is co-terminus with the Agreement. In addition to the termination provisions of the Agreement, either Party may elect to terminate this annex upon thirty (30) days written notice to the other Party. Upon termination of this annex, any license granted in accordance to this annex shall immediately terminate and the Company agrees to destroy all copies of the Tool and cease using any off the rights granted to it under this annex.

8.	LIMITATION OF LIABILITY

In addition to the terms on liability set out in set out in F-Secure Security As A Service general terms, section 15; under no circumstances and under no legal theory, contract, or otherwise, shall F-Secure or its supplier or resellers be liable to the Company or any other person for any direct, indirect, special, incidental, or consequential damages of any character including, without limitation, damages for loss of goodwill, work stoppage, computer failure or malfunction, or any and all other commercial damages or losses even if F-Secure and/or its suppliers have been informed of the possibility of such damages, or for any claim by any other party.

9.	OTHER TERMS

Except to the extend otherwise stipulated in this annex, the terms and conditions set out under clauses 1, 4-7, 9, 12.1, 14-25 set out in F-Secure Security As A Service general terms annexed to the Agreement also govern this annex and license granted herein as if ‘the references to Service’/’End User Software’ would pertain to ‘Tool’, as applicable. Terms or clauses of the Agreement other than the above do not pertain to this annex.

F-Secure Security as a Service Delivery Agreement 05/2005 © F-Secure 2005

CONFIDENTIAL TREATMENT REQUESTED

Exhibit 7

F-SECURE® LICENSE TERMS

IMPORTANT — BEFORE INSTALLING OR USING THE SOFTWARE, CAREFULLY READ THE FOLLOWING LEGAL TERMS (“TERMS”) FOR THE LICENSE OF F-SECURE SOFTWARE. BY SELECTING THE ACCEPTING OPTION BELOW, OR BY INSTALLING, COPYING OR USING THE ACCOMPANYING SOFTWARE YOU (EITHER AN INDIVIDUAL OR A SINGLE ENTITY) AGREE THAT YOU HAVE READ THESE TERMS, UNDERSTAND THEM AND AGREE TO BE LEGALLY BOUND BY THEM. IF YOU DO NOT AGREE TO ALL OF THE TERMS, SELECT THE REJECTING OPTION AND DO NOT INSTALL, USE OR COPY THE SOFTWARE.

These Terms cover any and all F-Secure programs licensed by you, including related documentation and any update and upgrade of the programs delivered to you under the purchased license or any related service agreement as defined in the documentation and any copy of these items (together the “Software”).

COMMERCIAL LICENSE

Subject to the payment of the applicable license fees and subject to the following terms and conditions, you have been granted a non-exclusive, non-transferable right to use the specified Software. F-Secure reserves any and all rights not expressly granted to you.

You may:

A) Install and use the Software only on as many units (typically handheld devices, personal computers, servers or other hardware) as stated in the F-Secure License Certificate, applicable invoice, product packaging or agreement where these Terms have been appended. In case the Software or its services are shared through a network or the Software is used to protect traffic from viruses or other malicious code at web and e-mail servers, firewalls or gateways, you must have a license for either scanning capacity or for the total number of users whom the Software provides services to. In such cases you may install the Software on as many units as needed.

B) Create copies of the Software for installation and backup purposes only.

C) Extend the number of licenses by purchasing additional licenses.

You may not:

A) Install and use the Software against these Terms, the F-Secure License Certificate or other related documentation.

B) Distribute copies of the Software to a third party, electronically transfer the Software to a computer belonging to a third party, or permit a third party to copy the Software.

C) Modify, adapt, translate, rent, lease, resell, distribute or create derivative works based upon the Software and/or related files (including but not limited to virus definition databases, security news and descriptions) or any part thereof.

CONFIDENTIAL TREATMENT REQUESTED

D) Decompile, reverse engineer, disassemble, or otherwise reduce the Software and/or related files (including but not limited to virus definition databases, security news and descriptions) to any human-perceivable form as the Software contains or may contain trade secrets of F-Secure.

E) Use the documentation for any purpose other than to support your use of the Software. Please contact F-Secure directly if you are interested in any other rights to the Software other than those granted in these Terms.

F) Disclose the license authorization code provided for the program installation (included but not limited to key code, subscription number and registration key) to any third party.

G) Use the Software or any portion thereof to implement any product or service to operate on or in connection with the Software for any other purpose than granted herein.

H) Use the Software to publish, distribute and/or obtain software or content (i) not specifically related to F-Secure products and/or services and (ii) not security-related (or any updates to any such software or content).

EVALUATION LICENSE

An Evaluation License is applicable when you download or install an evaluation version of the Software or you are granted a time limited, non-exclusive and non-transferable license by F-Secure or its resellers for evaluation purposes. The Software is licensed to you for the sole purpose of evaluating the Software and only for a specified evaluation period, which will begin on the date that the Software is first downloaded by or delivered to you. After the specified time period, you must either purchase the Software license from F-Secure or its reseller, or destroy and stop using the Software. If you purchase the Software before the expiration of the evaluation time and register the Software, you have a valid license and you do not need to destroy the Software. F-Secure shall have no obligation to provide support or maintenance services for Evaluation Licenses. For the avoidance of doubt, the Evaluation License is also subject to restrictions set out above as items A-H. F-Secure reserves any and all rights not expressly granted to you.

NON-COMMERCIAL LICENSE

A Non-Commercial License is applicable when you download or install a free version of a detection and/or removal tool made available to you by F-Secure or its reseller. Such Software is licensed to you only for a limited period as a non-exclusive, non-transferable license and is intended only as a supplementary tool (not for ongoing content security purposes). F-Secure reserves the right to discontinue the ability to use this type of Software at any time and is under no obligation to provide support or maintenance services for Non-Commercial Licenses. For the avoidance of doubt, the Non-Commercial License is also subject to restrictions set out above as items A-H. F-Secure reserves any and all rights not expressly granted to you.

TITLE

CONFIDENTIAL TREATMENT REQUESTED

Title, ownership rights, and intellectual property rights in the Software shall remain those of F-Secure, and/or its suppliers. The Software is protected by copyright laws and international copyright and other intellectual property treaties.

LIMITED WARRANTY AND DISCLAIMERS

Limited Warranty on Media. F-Secure warrants the physical media produced by F-Secure on which the Software is recorded to be free from defect in material and workmanship under normal use for 30 days from the date of delivery. F-Secure does not give any warranties on media in case the Software is delivered bundled in a third party device. Any implied warranties on the media, including implied warranties of merchantability and fitness for a particular purpose, are limited in duration to 30 days from the date of delivery. F-Secure will, at its option, replace the media or refund the purchase price of the media. F-Secure shall have no responsibility to replace or refund the purchase price of media, which is damaged by accident, abuse, or misapplication.

CONFIDENTIAL TREATMENT REQUESTED

Disclaimer of Warranty on Software. THE SOFTWARE IS PROVIDED “AS IS”, WITHOUT WARRANTY OF ANY KIND. F-SECURE, ITS LICENSEES AND DISTRIBUTORS EXPRESSLY DISCLAIM ALL IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

F-Secure, its licensees and distributors do not guarantee the Software or related documentation in terms of their correctness, accuracy, reliability, or otherwise. You assume the entire risk as to the results and performance of the Software and related documentation.

Complete Statement of Warranty. The limited warranties provided in the preceding paragraphs are the only warranties of any kind that are made by F-Secure on the Software. No oral or written information or advice given by F-Secure, its dealers, distributors, agents, or employees shall create a warranty or in any way increase the scope of the foregoing limited warranty, and you may not rely on any such information or advice. Some states do not allow the exclusion of implied warranties, so the above exclusion may not apply to you, and you may have other rights, which may vary from state to state.

Limitation of Liability. IN NO EVENT SHALL F-SECURE, ITS LICENSEES, ITS DISTRIBUTORS OR ITS SUPPLIERS BE LIABLE TO YOU FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUE OR PROFIT, LOST OR DAMAGED DATA OR OTHER COMMERCIAL OR ECONOMIC LOSS, ARISING OUT OF THE USE OF, OR INABILITY TO USE, THE SOFTWARE OR RELATED DOCUMENTATION, EVEN IF F-SECURE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. Some states do not allow the limitation or exclusion of liability for incidental or consequential damages so the above limitation or exclusion may not apply to you. F-SECURE, ITS LICENSEES, DISTRIBUTORS AND SUPPLIERS SHALL IN NO EVENT BE LIABLE FOR ANY DAMAGES ARISING FROM PERFORMANCE OR NON-PERFORMANCE OF THE SOFTWARE. OUR MAXIMUM LIABILITY TO YOU FOR ACTUAL DAMAGES FOR ANY CAUSE WHATSOEVER SHALL IN NO EVENT EXCEED THE

AMOUNT PAID BY YOU FOR THE SOFTWARE. Nothing contained in these License Terms shall prejudice the statutory rights of any party dealing as a consumer. F-Secure is acting on behalf of its employees, licensees, distributors and licensors or subsidiaries for the purpose of disclaiming, excluding, and/or restricting obligations, warranties, and liability as provided in this clause, but in no other respects and for no other purpose.

EXPORT RESTRICTIONS (EXCLUSIVELY FOR CRYPTOGRAPHIC SOFTWARE)

1. If the Software is shipped or otherwise distributed to you from the United States of America: You acknowledge that the Software and the maintenance and support services including without limitation technical services and technical data (e.g., manuals, blueprints, plans, diagrams, models, formulae, tables, engineering designs and specifications and instructions written or recorded) and any other such technical services and

CONFIDENTIAL TREATMENT REQUESTED

technical data (“the Services”) are of U.S. origin for purposes of U.S. export control laws, regulations, administrative acts or Executive Orders, and any amendments thereof, including without limitation the Export Administration Act of 1979, as amended (the “Act”), and the regulations promulgated thereunder (the “U.S. Export Control Laws”). You agree to comply with all applicable U.S. Export Control Laws and any applicable international laws and regulations that apply to the Software and to the Services, including without limitation the Act as well as end-user, end-use and destination restrictions issued by the U.S. and other governments.

2. If the Software is shipped or otherwise distributed to you from a country other than the United States of America: You agree to comply with the local regulations regarding exporting and/or using cryptographic software.

In all cases, F-Secure will not be liable for the illegal export and/or use of its cryptographic software by you.

U.S. GOVERNMENT RIGHTS

If the Software is licensed for or on behalf of the United States of America, its agencies and/or instrumentalities (“U.S. Government”) pursuant to solicitations issued on or after December 1, 1995, the Software is provided with the commercial rights and restrictions described elsewhere herein. If the Software is licensed for or on behalf of the U.S. Government pursuant to solicitations issued prior to December 1, 1995, the Software is provided with RESTRICTED RIGHTS as provided for in FAR, 48 CFR 52.227-14 (JUNE 1987) or DFAR, 48 CFR 252.227-7013 (OCT 1988), as applicable.

HIGH RISK ACTIVITIES

The Software is not fault-tolerant unless expressly stated in product documentation and is not designed, manufactured or intended for use or resale as control equipment in hazardous environments requiring fail-safe performance, such as in the operation of nuclear facilities, aircraft navigation or communication systems, air traffic control, direct life support machines, or weapons systems, in which the failure of the Software could lead directly to death, personal injury, or severe physical or environmental damage (“High Risk Activities”). F-Secure and its suppliers specifically disclaim any express or implied warranty of fitness for High Risk Activities.

GRANT TO USE

You agree and acknowledge that the Software may send information related to the use of the Software by you and the findings of such use to F-Secure via Internet in obfuscated/encrypted form. You grant F-Secure the right to use and display statistical security information, other security related content or material in a non-personally identifiable form and license/device information submitted by the Software, or by you through the Software, to F-Secure for customer registry, security research and solution development purposes.

GENERAL

CONFIDENTIAL TREATMENT REQUESTED

The license will terminate immediately without notice if you are in breach of any of its terms and conditions. You shall not be entitled to a refund from F-Secure or any of its resellers as a result of termination. The terms and conditions concerning confidentiality and restrictions on use shall continue in force even after any termination.

F-Secure may revise these Terms at any time and the revised terms shall automatically apply to the corresponding versions of the Software distributed with the revised terms. If any part of these Terms is found void and unenforceable, it will not affect the validity of rest of the Terms, which shall remain valid and enforceable according to its terms. In case of controversy or inconsistency between translations of these Terms to other languages, the English version issued by F-Secure shall prevail.

These Terms shall be governed under the Laws of Finland without regard to conflict of laws rules and principles and without regard to the United Nations Convention of Contracts for the International Sales of Goods. The courts of Finland shall have the exclusive jurisdiction and venue to adjudicate any dispute arising out of these Terms. Notwithstanding the foregoing, in the case of purchases made within or on behalf of licensees residing within or operating under the laws of the United States the governing law of these Terms shall be the laws of the State of California without regard to conflict of laws rules and principles and without regard to the United Nations Convention of Contracts for the International Sales of Goods. The exclusive jurisdiction and venue to adjudicate any dispute arising out of these License Terms shall be of the federal and state courts of California.

If you have any questions concerning these Terms, or you would like to contact F-Secure for any other reason, please write: F-Secure Corporation, [*]

August 2006, F-Secure Corporation

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit 8

SERVICE LEVEL AGREEMENT

I. General

Synacor shall provide the agreed to service levels seven (7) days a week, twenty-four (24) hours a day, consisting of monitoring, notification, repair of service outages and maintenance, as set forth in this SLA.

It is expected that the evaluation of Synacor’s performance against this SLA will be evaluated on a monthly basis beginning ninety (90) days from the date of activation of this SLA.

This agreement excludes events resulting from failures of Content Providers’ hosting and/or delivery systems, acts of God, war, acts by civil or military authorities, energy shortages, or other causes beyond Synacor’s control, whether or not similar to the foregoing.

Embarq should direct all requests for support to Synacor’s Technical Support Group. To reach Synacor’s Technical Support by phone dial 1-866-5358286 or by e-mail at tss@synacor.com

II. Monitoring

In an effort to detect potential problems before they impact the availability and performance of the system or services, Synacor monitors the status of the systems using both automated and manual tools employed in its 24 by 7 network operations center (NOC). [*]

This monitoring includes but is not limited to:

System availability, Service availability, System load and performance, Network availability and performance, System Usage

III. System Availability

A. “System Availability” means that the Synacor Services and any software application running on the servers that support Embarq are fully functional with [*] average uptime, as measured continuously on a calendar month basis. For these purposes, fully functional means that the environment and links are continuously operable, available and responsive to Embarq User without delay or malfunction. System Availability excludes: (i) downtime attributable to Scheduled Maintenance (as defined herein); (ii) the inability of Users to access Content as a result of such Users’ Internet/network connection; (iii) impediments affecting the path (route) traveled in accessing Synacor’s systems except for those facilities owned, operated or maintained by Synacor or by a third party on behalf of Synacor; and (iv) the inability of Synacor Providers and Embarq Sourced Content Providers to update or deliver Content, provided that the inability is not due, in whole or in part, to Synacor.

B. Embarq shall have the right to separately measure System Availability in order to ascertain and report System Availability deficiencies provided that such measuring does not adversely affect System availability. In the event of discrepancies between Synacor’s testing results and those of Embarq, the Parties shall establish a workgroup of individuals from both Parties to ascertain the source of and reason for the discrepancy, to identify the correct measurements, resolve in good faith any issues pertaining to the testing methods, and if applicable, to determine whether a remedy is due to Embarq.

C. System Availability Credits —The System Availability credits set forth below will be applied to Embarq’s account for each instance of Synacor’s failure to meet the required System Availability of [*] during any calendar month during the Term of this Agreement. To the extent possible, the credits will be applied during the calendar month in which such failure occurs and shall be detailed as a separate line item on the invoice:

a.	[*]

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

[*]

b.	[*]

c.	[*]

IV. Data Integrity and Retention

A. Data Integrity — Synacor employs sophisticated RAID techniques to ensure the integrity of the data on its servers; the data is written to two disks simultaneously to prevent data loss in the event of hardware failure. Synacor performs routine server backups for disaster recovery purposes only. Server backup scope and scheduling is at Synacor’s sole discretion. Synacor shall not perform backup or restore of the data upon your request unless such backup is provided as a service under your purchase agreement. In addition, Synacor will maintain the highest level of data security and confidentiality as is commercially reasonable in this industry.

B. [*]

V. Security

Synacor’s Security Department maintains the security, stability and integrity of Synacor’s systems and networks as well as to ensure proper conduct by the Users.

System Intrusion — In the event of a system intrusion by a “cracker” or “hacker”, the affected party(ies) will be notified and a solution will be implemented. Notification will occur upon identification of intrusion and the investigation of such identifications by Synacor’

Network Security — Synacor maintains network firewalls and intrusion detection devices to prevent unauthorized access to the network infrastructure and systems. Network attacks such as Denial-of-Service attacks are logged and notification will occur when such attacks are verified.

VI. Scheduled Maintenance Windows

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Synacor has reserved a two (2) hour window from 3:00am—5:00am EST every Monday morning for weekly maintenance, should the need for such maintenance arise. In the event that this window will be needed in a given week, Synacor will notify the Embarq no less than two business days prior to the window. If it is determined during the window that the scheduled maintenance will run over the two (2) hour window, the Embarq will be notified immediately and receive regular updates until the period is complete. During these scheduled maintenance periods, the system and services may be unavailable to Embarq and Embarq’s Users. Scheduled Maintenance Windows are not counted against System Availability percentages.

VII. Emergency Maintenance Notification

In the event that emergency maintenance is required, during which time the system and services will be unavailable to Embarq and Embarq’s Users. Synacor will notify Embarq during this window via email to a designated distribution list of Embarq employees. Emergency maintenance windows are counted against System Availability percentages.

VIII. Incident Management

Synacor’s Embarq Support Group will be responsible for the control and management of incident calls and their assignment of priority and escalation to resources within Synacor in their sole and absolute discretion.

When analyzing a case, it is important that the client understand that the Embarq Support Group will expect the partner or the Users to aid in the analysis by providing any information and performing any actions or tasks requested by the analyst. The client who is not willing to assist the analyst must understand that the case may take longer to solve and will not be included in the measurement of this service level agreement.

The following priority allocations will apply:

Priority 1 —These cases are defined as a Synacor system condition where [*] or more of the User population is affected in their ability to access services as a result of outage across a service location, and/or the Synacor system that supports new data subscriber activations is unresponsive.

Time Frame—Response to the client and efforts to resolve the problem will occur within [*] of identification or receipt of notification

Follow-up—Provide updates to the client at appropriate intervals until problem is resolved.

Priority 2—These cases are defined as a Synacor system condition where less than [*] of the User population is affected in their ability to access services.

Time Frame—Response to the client and efforts to resolve the problem will occur within [*] of identification or receipt of notification

Follow-up—Provide updates to the client every [*] until problem is resolved.

Priority 3—These cases are problems other than those meeting the specifications of Priority 1 or Priority 2.

Time Frame—Response to the client within [*] hours of identification or receipt of notification

Follow-up—Provide updates to the client at appropriate intervals until problem is resolved.

Upon the identification of a system event, Synacor will make every commercially reasonable effort to correct the system or service event if the most expeditious manner possible.

IX. Customer Care Escalations

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Escalation and Tracking Process. Synacor will provide and track trouble-call escalations from Embarq’s Technical Support Group. Synacor Customer Service will utilize two (2) escalation methods from Embarq:

(a) E-mail: Embarq will e-mail Synacor its request for support: tss@synacor.com A Synacor customer agent will respond to the question with the answer or will issue a Tracking number to each matter that is escalated (as set forth above). The Synacor customer agent will then notify the Embarq escalation group with the appropriate timeline for any escalation to be resolved.

(b) Phone: Embarq can reach Synacor’s Embarq Care group [*] by calling 1-866-535-8286. In the event that a support issue requires Priority 1 treatment, or is otherwise better addressed by a telephone call rather than e-mail, Embarq may bypass Escalation Level 1 (as defined below) support and apply Escalation Level 3 support and initiate a call directly to a Synacor support specialist. Such calls will be placed solely from the Embarq escalation group person(s) who is/are responsible for initiating Level 3 support requests. Following each such call, a Embarq escalation Level 3 support person will send an e-mail confirming all the technical details regarding the issue. Synacor will then follow the same process of tracking such issues via the e-mail Tracking system. Synacor will provide prior written notice to Embarq of any change in the telephone contact number.

The escalation process begins with the troubleshooting, diagnosis, and resolution processes. As Embarq’s service team receives alerts they will be prioritized by Synacor based on the gravity and urgency of the underlying problem and assigned to a Synacor support technician in accordance with the Synacor Escalation Response Times and the Issue Severity tables set forth below.

Each time Synacor escalates an issue to the next level, Synacor shall send an email confirming escalation. The email shall go to Embarq’s designated contact for the applicable Level.

Escalation Levels

Level 1—Email Technical Support Agent: Synacor Technical Support Agents available [*].

Level 2—Voice Support Specialist: If Level 1 issue is not resolved within [*] from the time the issue is reported to Level 1, then Synacor will automatically escalate to Level 2.

Level 3    Support Management: If Level 2 issue is not resolved within [*] from the time the issue is escalated to Level 2, then Synacor will automatically escalate to Level 3.

Level 4    Account Manager: If Level 3 issue not resolved within [*] from the time the issue is escalated to Level 3, then Synacor will automatically escalate to Level 4.

Level 5    Product Management: If Level 4 issue not resolved within [*] from the time the issue is escalated to Level 4, then Synacor will automatically escalate to Level 5.

Level 6    Vice President: If Level 5 issue not resolved within [*] from the time the issue is escalated to Level 5, then Synacor will automatically escalate to Level 6.

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Synacor will maintain a table with contact information for the Level 1—Level 6 contacts and will be responsible for keeping it current. The contacts and response times will be distributed to Embarq and/or provided in Embarq’s administration information section located at admin.Synacor.com.

X. Reporting

Synacor will provide to Embarq, through a web-based interface, any and all User reporting that Synacor tracks following a schedule mutually agreed upon by the Parties. Furthermore, Synacor will use its best efforts to provide, through the same web-based interface, access to the following reporting tools, to the extent any of the following data points are not normally tracked by Synacor. All data points below will be differentiated between Business and Consumer Users:

SUBSCRIBER DATA

1. Number of Registered Users

2. Number of Active Users by Usage Level (Daily, Monthly, Quarterly)

3. User Cancellations

MONTHLY USAGE DATA

1. Unique Users accessing Premium Services

2. Unique Users accessing Portal

3. Hits/redirects to each Content Provider

EMAIL USAGE DATA

1. Number of Users (Primary and Secondary)

2. Storage Capacity Used

3. POP vs. Webmail

4. Anti-spam Statistics

5. Total Unread & Deleted Messages

WEB SEARCH DATA

1. Total searches

2. Top 100 URLs searched (report will be provided upon request)

ONLINE SECURITY DATA

1. Activations

2. Downloads

3. Utilization

Such reporting tools can be enhanced as mutually agreed at Synacor’s standard professional services rate.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit 9

SEARCH REVENUE SHARING ADDENDUM

TO

SYNACOR MASTER SERVICES AGREEMENT

1. Definition of Search Services and Selection of Search Services Provider. Synacor shall provide services that enable consumers to receive descriptions and links associated with search results from search boxes (“Search Services”) placed within the Embarq Portal(s) and other Embarq websites (the “Sites”) through its agreement with a Search Services provider (“Search Services Provider”). [*]

a. Operation of Search Services. Each time a User enters a search request in a search box (a “Search Query”) Synacor shall return to such User a set of up to ten (10) search results (each such set being referred to as a “Search Results Set”) and additional paid links (“Sponsored Links” or “AFS Ads”) as agreed to by the Parties.

b. Hosting and Control. At all times during the C.O. Term Synacor shall (a) host and maintain any and all pages that comprise the Sites; (b) maintain complete technical and editorial control of the Sites; and (c) act as the intermediary for all transmissions between Search Services Provider and the Sites.

c. Context Sensitive Advertising. The Parties may agree to provide context sensitive advertising (“Adsense for Content Ads” or “AFC Ads”) within the Embarq Portal(s) or other Embarq controlled websites.

2. Disclaimers. Embarq understands and agrees that Search Services Provider shall not be liable for any damages, whether direct, indirect, incidental or consequential, arising from the Site’s access to or use of the Search Services;

3. No Warranties. Embarq understands and agrees that Search Services Provider makes no warranties, express or implied, with respect to the Search Services, including without limitation, warranties for merchantability, fitness for a particular purpose, and non-infringement;

4. Embarq Not Third Party Beneficiary. Embarq expressly acknowledges and agrees that Embarq is not a third party beneficiary under any agreement between Synacor and Search Services Provider.

5. Fees and Payment Terms.

a. AdSense for Search. Subject to the terms and conditions of this Addendum, for each month during the Services Term Embarq shall receive the Applicable Percentage (as defined below) of Net AFS Revenues attributable to such month.

b. AdSense for Content. Subject to the terms and conditions of this Addendum, for each month during the Services Term Embarq shall receive the Applicable Percentage of Net AFC Revenues attributable to such month.

c. Ad Revenues; Applicable Percentage; Applicable Deduction.

i. “Net AFS Revenues” means (i) Ad Revenues derived from clicks on AFS Ads (excluding Non-Qualifying Ads as defined below) minus (ii) the Applicable AFS Deduction.

ii. “Net AFC Revenues” means (i) Ad Revenues derived from clicks on AFC Ads (excluding Non-Qualifying Ads as defined below) minus (ii) the Applicable AFC Deduction.

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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iii. “Ad Revenues” means gross ad revenues minus agency fees, referral fees, costs related to third party advertising service providers, and discounts.

iv. “Applicable Percentage” with respect to any calendar month during the Services Term shall be [*].

Example:

Gross search revenue	[*	]
Applicable AFS deduction
Net revenue
Embarq revenue
Synacor /search provider share

v. “Applicable AFS Deduction” in any calendar month during the Initial Term means [*].

vi. [*].

vii. Notwithstanding any of the foregoing under this Section, Synacor shall not be liable for payment in connection with (i) any amounts which result from invalid queries, or invalid impressions of (or clicks on) ads, generated by any person, bot, automated program or similar device, including, without limitation, through any fraudulent act, as reasonably determined by Synacor; and (ii) ads that advertise Search Services Provider products or services (collectively, “Non-Qualifying Ads”). The number of queries, and impressions of and clicks on ads, as reported by Search Services Provider, shall be the number used in calculating payments hereunder.

e. Payment Terms. All payments due a Party shall be made by such other Party within forty-Five (45) days after the end of each applicable quarter in which the applicable AFC Ads, AFS Ads, or Search Results Sets were displayed. All payments shall be made in full in United States Dollars.

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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Exhibit 10

Embarq Advertising and Content Guidelines

The following types of Content will not be offered without written consent of Embarq:

Mature and Adult Entertainment. This type of content can generate considerable controversy, even if legal, non-pornographic, and widely available in print format, including such things as frank relationship and sex advice, and suggestive or prurient images and stories.

Violent Games and Video. The effect of violence on children is much debated, and controversy can be created if minors are allowed to access violent content without parental approval.

Gambling and Sweepstakes. Gambling is illegal in many states, and closely regulated in all states. Similarly, sweepstakes are subject to complex rules and are frequently scrutinized closely by consumer protection and law enforcement officials.

Services Targeted to the Disadvantaged. When it first became widely available, 900 pay-per-call service was used to sell a variety of goods and services that allegedly were not provided or were misrepresented. (For example, for a $40 charge on his telephone bill, a caller received an application for a debit card instead of the promised credit card.)

Services Without Value to Customers. Examples include psychic advice and other personal services that many consumers and law enforcement agencies believe are harmful or misleading.

Illegal, Unethical, Brand-Diminishing Content. Embarq reserves the right to remove or disapprove any Content which it deems in its sole discretion as unethical or conflicting with “The Embarq Principles of Business Conduct” or which tends to attract governmental scrutiny, increased legal liability or damage to Embarq’s brand.

Competitive Services and Contractual Obligations. Embarq reserves to right to remove or disapprove any Content which it deems competitive to Embarq Services or which conflict with any existing contractual obligation Embarq may have. If Embarq invokes this content limitation, it will provide an explanation to Synacor detailing, subject to confidentiality agreements, the reason for removal or disapproval.

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Exhibit 11

[*]

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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Exhibit 12

Roles and Responsibilities

Synacor	Embarq

Integration and Testing

•    Mutually develop integrated systems and APIs to support new account registrations, account information updates, Premium Service Offerings, account/service cancellations, and Data Technician Support Tools.

Integration and Testing

•    Mutually develop integrated systems and APIs to support new account registrations, account information updates, Premium Service offerings, account/service cancellations, and Data Technician support tools.

• Development necessary to integrate EMBARQ E-Commerce website functionality into Portal for both residential and business customer applications.	• Development necessary to integrate EMBARQ E-Commerce website functionality into Portal for both residential and business customer applications.

• Beta testing and system integration certification	• Beta testing and system integration certification

• Provide Embarq with escalation contacts and protocols.	• Provide Synacor with escalation contacts and protocols.

Synacor agrees to participate in the migration of User accounts, User data and mailbox data from Earthlink to Synacor. The details of the obligation have yet to be determined; however, the following efforts will be considered to be within the scope of this agreement if they are deemed necessary:

• Development of API’s to allow Earthlink or Embarq to access details within Synacor’s database, such as the migration status of any account

• Development of processes for communication with Embarq’s systems to provide functionality such as user deactivation and

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Synacor	Embarq

communication of migration status

•     Development of processes for communication with Earthlink’s systems to provide functionality such as email import, addressbook import, forward filter creation, account deactivation, account status messages, and related data transactions

• Creation of a set of pages that act as a mailbox migration wizard for customers to utilize for self-migration

• Ingestion of user/password data from batch files or another mechanism, for use in setting up accounts • Import of mailbox data from physical devices such as removable drives or tapes

• Technical consulting with Embarq and Earthlink as needed to facilitate the definition and execution of the migration process

• Account Provisioning, Software, and Billing	CPE, Installation, and Billing

• New Account Creation (including username / password, email account, and Portal log-in capability)Email software	• Provide CPE
• Provide provisioning software, incorporating Synacor and Embarq account installation functionality

• Security software	• Provide billing for CPE

• Provide Credit Card billing for mutually agreed upon Synacor Premium Services offered through the Portal.	• Provide billing for HSI Service • Provide billing for mutually agreed upon Synacor Premium Services offered through the Portal

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Synacor	Embarq

ISP Services:	ISP Services

Synacor will provide services consistent with the services it provides its other broadband service subscribers, as they may change from time to time, which currently includes:	• Connection/authentication to the Internet • DHCP / IP leasing

• Email boxes, POP and Web based

• Anti-spam software

• Anti-popup software

• Anti-spyware software

• Anti-virus software

• Anti-“phishing” software

• Toolbar

• Parental Controls

• Personal firewall

• Customer Support	Customer Support

•     On-line functionality via the Portal for EMBARQ customer account ‘self-help’ such as: add/delete/change email accounts, password reset functionality, Portal tutorial, account profile updates, and other general self-help information as mutually agreed upon during Portal Design.

•     Training and documentation for EMBARQ Sales and Care Representatives.

•     Training and documentation for EMBARQ Tier 0, 1, and 2 Data Technicians providing support to EMBARQ customers related to the Portal, Email, Premium Products and Internet Security Software services.

•     On-Line Support Tools for EMBARQ Data Technicians to utilize in Tier 1 and Tier 2

•     Training and internal documentation for EMBARQ customer care representatives related to HSI sales, including Portal, Security, Email, and Premium/Value Added Services.

•     Training and internal documentation related to Tiers 0,1, and 2 Technical Support.

•     Customer inquiries related to EMBARQ billing.

•     Customer service upgrades/downgrades

•     Tier 0,1, and 2 Support as defined in the following Customer Technical Support Matrix.

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Synacor	Embarq
support services (see section 7.19 of this contract order). • Tier 3 Support as defined in the following Customer Technical Support Matrix.

Customer Technical Support Matrix

(Bonnie question—should this be a separate Exhibit?)

Customer Care Level	EMBARQ Responsibilities	Synacor Responsibilities

Tier 0 • Tier 0 consists of “ecare” in the form of Frequently Asked Questions (FAQs) that are accessed via Service Subscriber’s www access	Tier 0	Tier 0
	• Prepare FAQs that address Service Subscriber questions regarding the following:	• Prepare FAQs that address Service Subscriber questions regarding the following:
	- EMBARQ Billing Practices	- Portal Customization/Tutorial
	- General EMBARQ service questions	- Internet Security
• Service Subscriber must have basic connectivity to access Tier 0 services	- General Connectivity questions - General Internet questions	- Email - Search Function
• FAQs will include contact information for Service Subscribers (phone numbers, etc.)	- General Browser questions - HSI Value Added Services EMBARQ - HSI Speed Options	- Premium Services • Provide Self-Help Functionality on the Portal such as: - Username Updates
- Password Resets
	• Provide and update, pertinent Web addresses, CHAT links, and phone numbers for Service Subscribers to use for additional questions.	- Add/Delete Emailboxes - General Account Profile Updates - Portal Tutorial - Portal Customization

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Customer Care Level	EMBARQ Responsibilities	Synacor Responsibilities

Tiers 1 and 2	Tiers 1 and 2	Tiers 1 and 2

•      Tier 1 and 2 Support consists of one-to-one interaction between a Service Subscriber and a Customer Service Representative via email, CHAT or telephone.

•      Tier 2 is an escalated layer of care that consists of one-to-one contact between Customer Service Representatives and Service Subscribers. Tier 2 Customer Care Representatives address issues escalated from Tier 1 Customer Care Representatives.

EMBARQ to provide all Tier 1 and 2 customer support as follows:

•      Provide email address, chat function or telephone number for Service Subscriber to contact Customer Service Representative to resolve questions relating to the following:

Synacor does not provide Tier 1 or Tier 2 support to EMBARQ customers.

-   Account/billing inquiries

-   Order status/inquiries,

-   CPE provisioning inquiries

-   Order cancellations

-   Service upgrades or downgrades

-   Service cancellations

-   Internet Connectivity

-   Sync

-   Modem/equipment issues

-   HSI Installation

-   Account Registration

-   Proxy or firewall software, or network configuration issues

-   Email configuration/issues

-   Security download issues

-   Portal Issues

-   Username/Password look-up or reset

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Customer Care Level	EMBARQ Responsibilities	Synacor Responsibilities

Tier 3 Tier 3 issues involve any issue that could not be resolved at the Tier 2 layer, such as:	Tier 3 • Embarq is responsible for network operations and connectivity on the Embarq Network.	Tier 3 • Resolve problems that are escalated from Embarq Tier 2 in the form of trouble tickets or telephone escalations.

• Network Issue/Outage • Registration Connectivity between Synacor and EMBARQ • Internet Security Software • Email • Portal Access/Functionality

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Exhibit 13

Change Management Requirements

1.	Each Party will use commercially reasonable efforts to notify the other Party by telephone and email of any change associated with any of such Party’s software or equipment that affects the interfaces between the Parties’ systems, including a suggested implementation plan. Notification will be communicated to the Parties’ respective Contract Representatives. The Parties mutually shall agree upon any implementation plan.

•	The Party whose software or equipment change is affecting the interfacing of the Parties’ system will make software upgrades or equipment upgrades that address the issue, if necessary.

•

Such Party will provide documentation as needed that insures the successful implementation of the software upgrade or equipment upgrade. A back out plan to remove such upgrade will also be documented should it be needed.

•	Each Party will comply with the time frames mutually agreed upon in the implementation plan.

2.	In the event Synacor implements a change affecting Embarq, Synacor agrees to have a Synacor representative attend a reasonable number of change management calls designated by Embarq at mutually agreeable times.

Reporting Problems

1.	CSR encounters problem.

2.	CSR enters problem into Issues Log, or if a CTSC representative, places a call to the appropriate Operations Project Manager with responsibility to address the type of problem encountered.

3.	Issues Log and any calls received from the CTSC are reviewed by Embarq within 24 hours of entry/receipt by the appropriate Operations Project Manager to determine if the problem is functional or technical in nature.

3.1	Functional issues are resolved by the appropriate Operations Project Manager.

3.2	Technical issues are reported to the Rapid Problem Management (RPM) Team or the ESC/Helpdesk by the Operations Project Manager, who is responsible to supply the necessary information for reporting the problem. The reporting numbers are:

RPM	Team at [*]

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This number is the number which goes directly to the RPM Team. This number should only be used for critical issues affecting multiple Users.

ESC/Helpdesk at [*]

This number is used for single issues and goes through an IVR unit menu structure.

4.	The RPM Team or the ESC/Helpdesk will open a ticket and either resolves the problem online or dispatch the ticket to the appropriate fix agent.

Legend

CSR- Customer Service Representative in Call Centers or Customer Technical Support Center

(CTSC)

ESC- Enterprise Solutions Center

FMC- Force Management Center

SME- System Matter Expert

TSA- Technical System Analyst

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Service Assurance & Monitoring Rapid Problem Management Team

High Severity Incident and Problem Management Policies and Guidelines

1.	Purpose and Scope: This Exhibit defines the principles, guidelines and processes used by the Embarq Rapid Problem Management Team in providing end-to-end high severity incident and problem management for the owners of Embarq’s systems, applications, and services. (Throughout this exhibit, the term “product/service” refers to systems, products, applications, and services supported by Rapid Problem Management).

2.	Rapid Problem Management: The Rapid Problem Management Team (RPM) in partnership with other support organizations at Embarq is responsible for minimizing critical service disruptions through rapid response, focused management, and clear, concise communications to Embarq, its fix agents and management. The RPM team is the single point of contact for major service outages and is staffed 7X24X365. The RPM team manages all severity 1 and 2 outages starting with detection and ending with Embarq verification upon restoral.

3.	Reporting Sev1/Sev2 outages to the RPM team: The RPM team receives reports from an ESC analyst or via the RPM team’s Key Customer line.

3.1.	A “Key Customer” is one that has been given permission to report high severity incidents directly into the RPM team via the Key Customer line. This process enables a system matter expert representing a large Embarq community to identify and report major service disruptions directly to the RPM team increasing the accuracy of the incident report and significantly reducing the reporting time and the RPM team’s call volume.

3.2.	In all cases, to resolve an issue quickly the RPM team needs a detailed description of the major service outage from the reporter, a valid 24X7 Embarq contact and an understanding of the impact to the business. Incidents are evaluated for severity assignment based upon the availability of a work-around, legal/regulatory/financial impact and impact to critical applications or sites and business operations. (See severity determination below.)

3.3.	When an ESC analyst identifies a severity 1/severity 2 incident, data is gathered and a Service Center ticket is created. The ticket is documented and first level trouble-shooting is performed. The identifier is then warm-transferred to the RPM team. The RPM team will ask any additional required questions and then will advise the identifier of how the incident will be pursued.

3.4.	For incident resolution the RPM team uses a process also called Rapid Problem Management or RPM.

3.4.1.	Some of the components of RPM are:

3.4.1.1.	Rapid Problem Management documents all product/service components and potential fix agencies.

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3.4.1.2.	A Rapid Problem Management Team includes all primary fix agents on-call, key members of management and other stake-holders.

3.4.1.3.	All secondary fix agencies are documented and paged on an as needed basis.

3.4.1.4.	Conference bridges may be established and all necessary participants are paged to join.

3.4.1.5.	The user of the product/service is invited to join the bridge to assist with incident resolution and to relay information between the fix agents and their peers/co-workers.

3.4.1.6.	The RPM team will send regular pages to pre-established contact lists to keep management and other stake-holders apprised of status.

4.	Rapid Problem Management Paging. Update pages are only sent between the hours of 07:00—19:00 Central time weekdays.

4.1.	Throughout the duration of a severity 1 outage the RPM will track and update the associated record using Service Center. The RPM team will also provide paging updates to management and users at regular intervals as described below:

4.1.1.	Initial page—the initial page will be sent within 30 minutes of the initial report to RPM and will provide a ticket number, date, a brief description of the problem, impact, status and what time the next update will be provided.

4.1.2.	Update page—the update page is sent every two hours until bypass is achieved, and will provide a ticket number, date, a brief description of the problem, impact, an updated status and what time the next update will be provided.

4.1.3.	Restoral page—the restoral page will be sent as soon as Embarq verification is complete, and will provide a ticket number, date, brief description of the problem, impact, status will be what action was taken for bypass and a restoral time.

5.	Problem Tracking: Every ticket opened by RPM is continually updated by the RPM team until bypass is reached. Once bypass is achieved the ticket is assigned. From that point on the “owner” of root cause should continue to update the record until it is closed. This record includes key diagnostic information, actual work done, notification given, escalation requests, ticket transfers and ICA/RCA. The Service Center ticketing system root cause module supports the ICA/RCA activities.

6.	Ticketing System Requirements: Currently there is one ticketing system used by the incident and problem management groups, which is known as Service Center. Incidents and problems for all products or services supported by ESC and RPM are tracked through Service Center. Every production fix agency must have an assignee group name in Service Center.

7.	Severity Level Definitions: All incidents managed by Rapid Problem Management will have a severity level assigned indicating the impact to business operations. The valid severity levels are defined below.

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7.1.	Severity 1 incidents are those which cause a critical impact to the business function and render the product/service unavailable/unusable. These incidents justify immediate management attention and dedicated resources to resolve as quickly as possible.

7.2.	Severity 2 incidents are those that severely impair the use of a business critical product/service. Business impact justifies priority attention and dedicated resources to solve the problem in a timely manner.

7.3.	Severity 3 incidents are those which result in minimal impact to the business function and customer. These incidents require timely resolution to minimize future impacts. Resources should be allocated to work the incidents in accordance with normal managerial planning and prioritization processes. All severity 3 problems should be reported to the ESC.

Definition of Terms:

7.4.	Fix Agency: A fix agency is the product/service owner, the group responsible for actually resolving the incident. Fix agents that support applications/services that are managed by the RPM team have a 5 minute SLA to respond to the RPM team’s page.

7.5.	Problem Area Coordinator (PAC): A Problem Area Coordinator represents the fix agency in the coordination and administration of incident records. The PAC ensures that personnel within their organization follow procedures for working incident records, and serves as a primary contact for the incident management process. The RPM team will not assign records to fix agencies without their prior knowledge and consent. However, once the record is accepted it will be the responsibility of the PAC to resolve, document ICA/RCA, close or arrange a transfer to another agency if required.

7.6.	Knowledge Base: The Rapid Problem Management Team’s knowledge base is a repository for information about technology products and services used by Embarq business units. It contains specific information about all the products and services we support. It identifies the owners and fix groups who support these products and services. Information collected during the planning phase is added to the knowledge. As support plans change for a specific product or service, updated information must be provided to the RPM team.

7.7.	Incident Bypass: Bypass occurs when the outage documented in the incident record is over or when a temporary or alternate resolution, acceptable to the customer, becomes available and service has been restored.

7.8.	Incident Closed: The incident is closed when service has been restored, root cause analysis (RCA) and irreversible corrective action (ICA) completed, and the ticket has been updated.

7.9.	SME: Person who is an ‘Expert’ in the subject area of concern.